Filed pursuant to the Rule 433(d) Registration Statement No. 333-124678
-------------------------------------------------------------------------------
                                                                    [LOGO] MASTR

                            ABS New Issue Term Sheet

                  MASTR Asset Backed Securities Trust 2006-WMC1
                       Mortgage Pass-Through Certificates

                                  $771,840,000
                                  (APPROXIMATE)

                            WMC Mortgage Corporation
                                  (ORIGINATOR)

                           HomEq Servicing Corporation
                                   (SERVICER)

                Mortgage Asset Securitization Transactions, Inc.
                                   (DEPOSITOR)

                         UBS Real Estate Securities Inc.
                             (MORTGAGE LOAN SELLER)

                                  March 8, 2006

                                   [LOGO] UBS Investment
                                              Bank
--------------------------------------------------------------------------------

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

                  MASTR Asset Backed Securities Trust 2006-WMC1
                       Mortgage Pass-Through Certificates
                 $771,840,000 (Approximate Offered Certificates)

----------------------------------------------------------------------------------------------------------------------------
                                                       Structure Overview
----------------------------------------------------------------------------------------------------------------------------
                                                 Expected
                                                    WAL
                                                  (years)        Expected       Legal Final                      Expected
                   Approx.         Certificate    Call(4)/   Principal Window   Distribution   Initial Credit     Ratings
 Class(1,2)      Size ($)(3)           Type        Mat(4)     Call(4)/Mat(4)        Date       Enhancement(5)  S&P / Moody's
----------------------------------------------------------------------------------------------------------------------------
   A-1(6)        338,500,000       FLT/SEN/SEQ   1.00/1.00     1 - 22/1 - 22      02/2036         19.70%         AAA/Aaa
   A-2(6)        101,000,000       FLT/SEN/SEQ   2.00/2.00    22 - 28/22 - 28     02/2036         19.70%         AAA/Aaa
   A-3(6)        142,250,000       FLT/SEN/SEQ   3.50/3.50    28 -72/28 - 72      02/2036         19.70%         AAA/Aaa
   A-4(6)         49,406,000       FLT/SEN/SEQ   6.07/8.46    72 - 73/72 - 172    02/2036         19.70%         AAA/Aaa
  M-1(6,7)        27,902,000         FLT/MEZ     4.59/5.05    45 - 73/45 - 140    02/2036         16.15%         AA+/Aa1
  M-2(6,7)        24,758,000         FLT/MEZ     4.45/4.90    43 - 73/43 - 133    02/2036         13.00%         AA+/Aa2
  M-3(6,7)        15,326,000         FLT/MEZ     4.38/4.80    41 - 73/41 - 126    02/2036         11.05%         AA/Aa3
  M-4(6,7)        12,968,000         FLT/MEZ     4.34/4.74    40 - 73/40 - 121    02/2036          9.40%          AA/A1
  M-5(6,7)        12,968,000         FLT/MEZ     4.31/4.68    40 - 73/40 - 115    02/2036          7.75%         AA-/A2
  M-6(6,7)        11,789,000         FLT/MEZ     4.28/4.62    39 - 73/39 - 109    02/2036          6.25%          A+/A3
  M-7(6,7)        11,003,000         FLT/MEZ     4.26/4.55    38 - 73/38 - 102    02/2036          4.85%         A/Baa1
  M-8(6,7)        10,217,000         FLT/MEZ     4.24/4.45    38 - 73/38 - 94     02/2036          3.55%        BBB+/Baa2
  M-9(6,7)         5,894,000         FLT/MEZ     4.24/4.35    37 - 73/37 - 84     02/2036          2.80%        BBB/Baa3
 M-10(6,7)         7,859,000         FLT/MEZ     4.15/4.16    37 - 73/37 - 77     02/2036          1.80%        BBB-/Ba1
----------------------------------------------------------------------------------------------------------------------------

      Notes:

      (1) The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans.

      (2) The Certificates will be subject to the Net WAC Rate Cap as described herein. (3) The Approximate Size is subject to a permitted variance of plus or minus 10%.

      (4)   See the Pricing Speed below.

      (5)   Includes initial Overcollateralization of approximately 1.80%.

      (6) After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

      (7) The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

--------------------------------------------------------------------------------
                                  Pricing Speed
--------------------------------------------------------------------------------
      Fixed-Rate Mortgage Loans              4.6% CPR growing to 23% CPR over 12
                                             months and 23% CPR thereafter

Adjustable-Rate Mortgage Loans 2% CPR in     month 1, building linearly (rounded
                                             to the  nearest  hundredth)  to 30%
                                             CPR in month 12,  remaining  at 30%
                                             CPR until  month  22,  50% CPR from
                                             month  23 to  27,  and  35%  CPR in
                                             month 28 and thereafter
--------------------------------------------------------------------------------

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Transaction Highlights
--------------------------------------------------------------------------------

o The mortgage loans consist of fixed and adjustable-rate, first and second lien residential mortgage loans originated by WMC Mortgage Corporation.

o     The transaction consists of a Senior / Mezz / OC structure.

o The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization as of the Cut-off date of approximately 1.80%, Excess Spread, an Interest Rate Swap and an Interest Rate Cap.

o The Mortgage Loans will be serviced by HomEq Servicing Corporation, rated SQ1 (Moody's), RPS1 (Fitch) and Strong (S&P).

o     None of the Mortgage Loans will be covered by Mortgage Insurance.

o     None of the Mortgage Loans are classified as "High Cost" loans.

o The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.

o     None of the Offered Certificates will be SMMEA eligible.

o All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.

o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

o     Bloomberg: MABS 2006-WMC1

o     Intex: MABS06W1

                                             ---------------------------------------------------
Mortgage Pool Summary                                 MASTR ABS 2006-WMC1 Mortgage Loans

                                             Adjustable Rate    Fixed Rate          Aggregate
------------------------------------------------------------------------------------------------
Current Balance                                $662,117,980    $123,880,265        $785,998,246
Number of Loans                                       2,556           1,513               4,069
Average Loan Balance                               $259,045         $81,877            $193,167
Wtd. Avg. Gross Coupon                                7.282%          9.592%              7.646%
Wtd. Avg Net Coupon(1)                                6.770%          9.080%              7.134%
Wtd. Avg. FICO                                          637             652                 639
Wtd. Avg. Original LTV(2)                             80.11%          91.97%              81.98%
Wtd. Avg. Stated Remaining Term (months)                357             228                 336
Wtd. Avg. Seasoning (months)                              3               3                   3
Wtd. Avg. Months to Next Adj. Date                       27             N/A                  27
Wtd. Avg. Margin                                      6.431%            N/A               6.431%
Wtd. Avg. Initial Rate Cap                            3.094%            N/A               3.094%
Wtd. Avg. Periodic Rate Cap                           1.002%            N/A               1.002%
Wtd. Avg. Maximum Rate                               13.784%            N/A              13.784%
Wtd. Avg. Minimum Rate                                7.276%            N/A               7.276%
------------------------------------------------------------------------------------------------

      (1) The Administrative Fees have been subtracted from the Weighted Average Net Coupon.

      (2) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Transaction Overview
--------------------------------------------------------------------------------

Issuer:                       MASTR Asset Backed Securities Trust 2006-WMC1

Depositor:                    Mortgage Asset Securitization Transactions, Inc.

Mortgage Loan Seller:         UBS Real Estate Securities Inc.

Originator:                   WMC Mortgage Corporation

Servicer:                     HomEq Servicing Corporation

Servicer Ratings:             Primary  Servicer:  SQ1  (Moody's),  Strong (S&P),
                              RPS1 (Fitch)

Special Servicer:             Strong (S&P), RSS1 (Fitch)

Master Servicer, Trust
Administrator and Custodian:  Wells Fargo Bank, N.A.

Nominal Trustee:              U.S. Bank National Association

Swap Provider:                [TBD]

Cap Provider:                 [TBD]

Lead Underwriter:             UBS Securities LLC

Credit Risk Manager:          Clayton Fixed Income Services Inc., formerly known
                              as The Murrayhill Company.

Class A Certificates:         The    Class   A-1    Certificates,    Class   A-2
                              Certificates, Class A-3 Certificates and Class A-4
                              Certificates.

Class M Certificates:         The    Class   M-1    Certificates,    Class   M-2
                              Certificates,  Class M-3  Certificates,  Class M-4
                              Certificates,  Class M-5  Certificates,  Class M-6
                              Certificates,  Class M-7  Certificates,  Class M-8
                              Certificates,  Class  M-9  Certificates  and Class
                              M-10 Certificates.

Retained Certificates:        The Class CE  Certificates,  Class P Certificates,
                              Class R Certificates and Class R-X Certificates.

Collateral:                   As of March  1,  2006,  the  Mortgage  Loans  will
                              consist   of   approximately   4,069   fixed   and
                              adjustable-rate,  first and second  lien  mortgage
                              loans totaling approximately $785,998,246.
--------------------------------------------------------------------------------

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Transaction Overview
--------------------------------------------------------------------------------

Expected Pricing Date:        March [10], 2006

Expected Closing Date:        March 29, 2006

Cut-off Date:                 March 1, 2006

Record Date:                  The  business  day   immediately   preceding  each
                              Distribution Date.

Distribution Date:            The 25th day of each month (or if such 25th day is
                              not a business day, the next  succeeding  business
                              day) commencing in April 2006.

Determination Date:           The   Determination   Date  with  respect  to  any
                              Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:                   The Due Period  with  respect to any  Distribution
                              Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:            With  respect  to any  Distribution  Date  and any
                              principal   prepayment   in   full,   the   period
                              commencing  on the 16th day of the calendar  month
                              preceding   the  calendar   month  in  which  such
                              Distribution Date occurs (or, in the case of the first Distribution Date, commencing March 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Interest Accrual Period:      Interest  will  initially  accrue from the Closing
                              Date to (but  excluding)  the  first  Distribution
                              Date, and thereafter,  from the prior Distribution
                              Date to (but  excluding) the current  Distribution
                              Date based on the basis of a 360-day year and the actual number of days elapsed. Each class of Offered Certificates will initially settle flat
                              (no accrued interest).

Optional Termination:         The majority  holder of the Class CE  Certificates
                              (unless such  majority  holder is the Seller or an
                              affiliate  of the  Seller),  or if  such  majority
                              holder fails to exercise  such option,  the Master
                              Servicer  (or  if the  Master  Servicer  fails  to
                              exercise its option,  NIMS Insurer,  if any),  may
                              purchase  all  of  the  Mortgage   Loans  and  REO
                              properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:    The first Distribution Date on which the aggregate
                              principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage
                              Loans as of the Cut-off Date.

ERISA: The Offered Certificates are expected be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.

SMMEA:                        None of the Certificates will be SMMEA eligible.

Taxation:                     Designated   portions   of  the   Trust   will  be
                              established as one or more REMICs for federal income tax purposes.

Form of Registration:         Book-entry  form  through  DTC,   Clearstream  and
                              Euroclear.

Minimum Denominations:        $25,000  and  integral  multiples  of $1 in excess
                              thereof.
--------------------------------------------------------------------------------

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Credit Enhancement
--------------------------------------------------------------------------------

Credit Enhancement:           1) Excess Spread
                              2) Overcollateralization ("OC")
                              3) Subordination

                              The  Offered   Certificates  will  also  have  the
                              benefit of Net Swap Payments received from the Swap Provider and an Interest Rate Cap.

Overcollateralization         With respect to any  Distribution  Date, (i) prior
Target Amount:                to  the   Stepdown   Date  an   amount   equal  to
                              approximately  1.80% of the aggregate  outstanding
                              principal  balance of the Mortgage Loans as of the
                              Cut-off  Date,  (ii) on or after the Stepdown Date
                              if there is no Trigger Event,  approximately 3.60%
                              of  the   then   current   aggregate   outstanding
                              principal  balance of the  Mortgage  Loans but not
                              less than  0.50% of the  balance  of the  Mortgage
                              Loans as of the Cut-off Date and (iii) on or after
                              the Stepdown Date if a Trigger Event is in effect,
                              the  Overcollateralization  Target  Amount for the
                              immediately   preceding   Distribution  Date.  The
                              Overcollateralization  Target Amount for the Class
                              A Certificates and Class M Certificates will be fully funded on the Closing Date.

Overcollateralization         With respect to any Distribution  Date, the lesser
Reduction Amount:             of (A) the  principal  remittance  amount  on such
                              Distribution  Date and (B) the excess,  if any, of
                              (i)  the   Overcollateralized   Amount   for  such
                              Distribution  Date  (calculated  for this  purpose
                              only  after  assuming  that 100% of the  principal
                              remittance  amount on such  Distribution  Date has
                              been      distributed)      over      (ii)     the
                              Overcollateralization   Target   Amount  for  such
                              Distribution Date.

Stepdown Date:                The earlier to occur of (i) the first Distribution
                              Date on which the aggregate  Certificate Principal
                              Balance  of the  Class  A  Certificates  has  been
                              reduced to zero and (ii) the later to occur of (A)
                              the  Distribution  Date in April  2009 and (B) the
                              date  that  the  Credit   Enhancement   Percentage
                              (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 39.40%.

Credit Enhancement            The Credit  Enhancement  Percentage  for any class
Percentage:                   and  any  Distribution   Date  is  the  percentage
                              obtained by dividing (x) the aggregate Certificate
                              Principal   Balance   of  the  class  or   classes
                              subordinate  thereto (including the OC) by (y) the
                              aggregate principal balance of the Mortgage Loans,
                              calculated after taking into account distributions
                              of   principal   on   the   Mortgage   Loans   and
                              distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution
                              Date.

                     EXPECTED CREDIT ENHANCEMENT PERCENTAGE
                     --------------------------------------
                  Class      Closing Date       After Stepdown Date
                  -----      ------------       -------------------
                    A           19.70%                39.40%
                   M-1          16.15%                32.30%
                   M-2          13.00%                26.00%
                   M-3          11.05%                22.10%
                   M-4           9.40%                18.80%
                   M-5           7.75%                15.50%
                   M-6           6.25%                12.50%
                   M-7           4.85%                 9.70%
                   M-8           3.55%                 7.10%
                   M-9           2.80%                 5.60%
                  M-10           1.80%                 3.60%
--------------------------------------------------------------------------------

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Credit Enhancement
--------------------------------------------------------------------------------

Trigger Event:                With respect to any Distribution  Date on or after
                              the Stepdown Date, a Trigger Event is in effect if:

                              (a) the  percentage  obtained by dividing  (x) the
                                  aggregate principal balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure  and  in  bankruptcy  by  (y)  the
                                  aggregate principal balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period, exceeds [36.80]% of the Credit Enhancement Percentage, or

                              (b) the aggregate amount of realized loss incurred
                                  since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution
                                  Date:

  Payment Date Occurring in                          Percentage
  -------------------------                          ----------
April 2008 through March 2009    [1.45%] for the first month, plus an additional
                                 1/12th of [1.75%] for each month thereafter

April 2009 through March 2010    [3.20%] for the first month, plus an additional
                                 1/12th of [1.80%] for each month thereafter

April 2010 through March 2011    [5.00%] for the first month, plus an additional
                                 1/12th of [1.40%] for each month thereafter

April 2011 through March 2012    [6.40%] for the first month, plus an additional
                                 1/12th of [0.75%] for each month thereafter

April 2012 and thereafter        [7.15%]

--------------------------------------------------------------------------------

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Payment of Interest
--------------------------------------------------------------------------------

Interest Payment Priority:    On each  Distribution  Date, the related  Interest
                              Remittance Amounts will be distributed in the following order of priority:

                                  (i) from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

                                  (ii) concurrently to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount related to such Certificates;

                                  (iii) to  the   holders   of  the   Class  M-1
                                        Certificates,  the Interest Distribution
                                        Amount for such class;

                                  (iv)  to  the   holders   of  the   Class  M-2
                                        Certificates,  the Interest Distribution
                                        Amount for such class;

                                  (v)   to  the   holders   of  the   Class  M-3
                                        Certificates,  the Interest Distribution
                                        Amount for such class;

                                  (vi)  to  the   holders   of  the   Class  M-4
                                        Certificates,  the Interest Distribution
                                        Amount for such class;

                                  (vii) to  the   holders   of  the   Class  M-5
                                        Certificates,  the Interest Distribution
                                        Amount for such class;

                                  (viii)to  the   holders   of  the   Class  M-6
                                        Certificates,  the Interest Distribution
                                        Amount for such class;

                                  (ix)  to  the   holders   of  the   Class  M-7
                                        Certificates,  the Interest Distribution
                                        Amount for such class;

                                  (x)   to  the   holders   of  the   Class  M-8
                                        Certificates,  the Interest Distribution
                                        Amount for such class;

                                  (xi)  to  the   holders   of  the   Class  M-9
                                        Certificates,  the Interest Distribution
                                        Amount for such class; and

                                  (xii) to  the   holders   of  the  Class  M-10
                                        Certificates,  the Interest Distribution
                                        Amount for such class.

Servicing Advances:           The  Servicer is  required  to advance  delinquent
                              payments of principal and interest on the Mortgage
                              Loans  to  the  extent  such  amounts  are  deemed
                              recoverable.   The   Servicer   is   entitled   to
                              reimbursement  for these  advances,  and therefore
                              these   advances   are  not  a  form   of   credit
                              enhancement.

Pass-Through Rate:            The  Pass-Through  Rate on any  Distribution  Date
                              with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC
                              Rate Cap for such Distribution Date.

Formula Rate:                 The  Formula  Rate for each  class of the  Offered
                              Certificates  will equal the lesser of (a) 1-Month
                              LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:          The Servicing Fee  calculated at the Servicing Fee
                              Rate of  0.5000%  per  annum and the  Credit  Risk
                              Manager Fee  calculated at the Credit Risk Manager
                              Fee Rate of 0.0125% per annum. Administrative Fees
                              will be paid monthly based on the stated principal
                              balance of the Mortgage Loans.
--------------------------------------------------------------------------------

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Payment of Interest
--------------------------------------------------------------------------------

Interest Distribution Amount: The Interest  Distribution  Amount for each of the
                              Class A and Class M Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Relief Act in each case to the extent not allocated to interest accrued on the Class CE Certificates.

Senior Interest Distribution  The  Senior  Interest  Distribution  Amount on any
Amount: Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date with respect to the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Net WAC Rate Cap:             The per annum rate (subject to adjustment based on
                              the actual  number of days  elapsed in the related
                              Interest Accrual Period) equal to the (x) weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans, minus (y) the product of
                              (i) Net Swap Payment or Swap  Termination  Payment
                              (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment
                              (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii) 12 (the "Net Swap Payment
                              Rate").

Basis Risk Shortfall:         Because most of the adjustable-rate Mortgage Loans
                              are  based on  6-month  LIBOR,  with  most  having
                              delayed   first   adjustments,   and  because  the
                              pass-through  rates  on the  Class  A and  Class M
                              Certificates  are  based  on  1-month  LIBOR,  the
                              application  of the Net WAC Rate Cap could  result
                              in shortfalls of interest otherwise payable to the
                              such  Certificates  in certain  periods.  This may
                              also occur if 6-month LIBOR and 1-month LIBOR rise
                              quickly  since the  Mortgage  Pool cash  flows are
                              constrained   by  interim   caps.  If  Basis  Risk
                              Shortfalls  occur, they will be carried forward (a
                              "Net  WAC  Rate   Carryover   Amount")   and  such
                              shortfalls will be paid on a subordinated basis on the same Distribution Date or on any subsequent
                              Distribution Date.

Maximum Cap Rate:             The Maximum Cap Rate (subject to adjustment  based
                              on  the  actual  number  of  days  elapsed  in the
                              related   interest   accrual   period)   for   any
                              Distribution  Date  and each  Class A and  Class M
                              Certificate  is  calculated  in the same manner as
                              the Net WAC Rate  Cap,  but  based on the  Expense
                              Adjusted  Net  Maximum   Mortgage   Rates  of  the
                              applicable  Mortgage Loans rather than the Expense
                              Adjusted  Net  Mortgage  Rates  of the  applicable
                              Mortgage  Loans,  plus, an amount,  expressed as a
                              percentage,   equal  to  the  product  of:  (i)  a
                              fraction,  the  numerator of which is equal to sum
                              of the Net Swap Payment made by the Swap  Provider
                              and  the  Interest  Rate  Cap  Payment,   and  the
                              denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii)
                              12.

Expense Adjusted Net Mortgage The per annum rate equal to the  weighted  average
Rates: mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Expense Adjusted Net Maximum  The per annum rate equal to the  weighted  average
Mortgage Rate:                of the  maximum  mortgage  rates (or the  mortgage
                              rate for such  Mortgage  Loan,  in the case of the
                              fixed-rate  Mortgage  Loans) of each Mortgage Loan
                              minus  the sum of (a) the  Servicing  Fee Rate and
                              (b) the Credit Risk Manager Fee Rate.
--------------------------------------------------------------------------------

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Payment of Interest
--------------------------------------------------------------------------------

Net WAC Rate                  For any  Distribution  Date, (i) the excess of (a)
Carryover Amount:             the  amount of  interest  such  class  would  have
                              accrued  for  such   Distribution   Date  had  the
                              applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate
                              Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable
                              Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover
                              Amount will be distributed from certain amounts received by the Swap Administrator from the Swap
                              Agreement,  Interest  Rate  Cap and  from  the Net
                              Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:               On the Closing Date, the Trustee will enter into a
                              Swap Agreement with an initial  notional amount of
                              $785,998,000  under the Swap Agreement,  the Trust
                              will be  obligated  to pay an amount  equal to the
                              periodic rate shown in the attached Swap Schedule,
                              per annum on the  notional  amount as set forth in
                              the Swap  Agreement  to the Swap  Provider and the
                              Trust will be entitled to receive an amount  equal
                              to one-month  LIBOR on the notional  amount as set
                              forth  in  the  Swap   Agreement   from  the  Swap
                              Provider,  until the Swap Agreement is terminated.
                              Only the net amount of the two obligations will be
                              paid  by  the   appropriate   party   ("Net   Swap
                              Payment").  See the attached schedule.

                              Generally, the Net Swap Payment will be deposited into a swap account (the "Swap Account") by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                              Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

                              On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:

                              (i)   from the  Swap  Account,  to pay any  unpaid
                                    interest  on the Class A  Certificates,  pro
                                    rata,  including any accrued unpaid interest
                                    from a prior  Distribution  Date and then to
                                    pay  any  unpaid   interest   including  any
                                    accrued    unpaid    interest   from   prior
                                    Distribution    Dates   to   the   Class   M
                                    Certificates, sequentially;

                              (ii) from the Swap Account, to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

                              (iii) from the Swap Account, to pay any previously
                                    allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;

                              (iv) from the Swap Account, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and

                              (v) from the Swap Account, to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement.

Interest Rate Cap Agreement:  On  each  Distribution   Date,   amounts  will  be
                              distributed   as   follows   in  each  case  after
                              application  of  amounts  received  from  the Swap
                              Agreement and Net Monthly Excess Cashflows:

                              (i) to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Date to the Class M Certificates, sequentially;

                              (ii) to pay any principal first, on the Class A Certificates, pro rata, and second, on the Class M Certificates, sequentially, in accordance with the principal payment provisions described above in an amount
                                    necessary   to   maintain   the   applicable
                                    Overcollateralization Target Amount;

                              (iii) to pay any Realized Losses  remaining on the
                                    Class M Certificates, sequentially;

                              (iv)  to pay the Net WAC Rate Carryover  Amount on
                                    the  Class  A  and   Class  M   Certificates
                                    remaining unpaid, and

                              (v) to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement

Net Monthly Excess Cashflow:  For any  Distribution  Date, the excess of (x) the
                              Available Funds, net of any Net Swap Payment made by the Trustee, over (y) the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and
                              (ii) the principal remittance amount.

--------------------------------------------------------------------------------

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Payment of Principal
--------------------------------------------------------------------------------

Principal Payment Priority:   On  each   Distribution  Date  (a)  prior  to  the
                              Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:

                              (i) from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

                              (ii) sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

                              (iii) to   the    holders   of   the   Class   M-1
                                    Certificates,   any  Principal  Distribution
                                    Amount  remaining  after the  payment of (i)
                                    and  (ii)   above   until  the   Certificate
                                    Principal Balance thereof has been reduced to zero;

                              (iv) to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i),
                                    (ii) and (iii) above  until the  Certificate
                                    Principal Balance thereof has been reduced to zero;

                              (v) to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i),
                                    (ii),   (iii)  and  (iv)  above   until  the
                                    Certificate Principal Balance thereof has been reduced to zero;

                              (vi) to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i),
                                    (ii),  (iii),  (iv) and (v) above  until the
                                    Certificate Principal Balance thereof has been reduced to zero;

                              (vii) to   the    holders   of   the   Class   M-5
                                    Certificates,   any  Principal  Distribution
                                    Amount  remaining  after the payment of (i),
                                    (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;

                              (viii)to   the   holders   of   the   Class   M-6
                                    Certificates,   any  Principal  Distribution
                                    Amount  remaining  after the payment of (i),
                                    (ii), (iii), (iv), (v), (vi) and (vii) above
                                    until  the  Certificate   Principal  Balance
                                    thereof has been reduced to zero;

                              (ix) to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i),
                                    (ii),  (iii),  (iv),  (v),  (vi),  (vii) and
                                    (viii) above until the Certificate Principal
                                    Balance thereof has been reduced to zero;

                              (x) to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the payment of (i),
                                    (ii), (iii), (iv), (v), (vi), (vii),  (viii)
                                    and  (ix)   above   until  the   Certificate
                                    Principal Balance thereof has been reduced to zero;

                              (xi) to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the payment of (i),
                                    (ii), (iii), (iv), (v), (vi), (vii), (viii),
                                    (ix) and (x)  above  until  the  Certificate
                                    Principal Balance thereof has been reduced to zero; and

                              (xii) to   the   holders   of   the   Class   M-10
                                    Certificates,   any  Principal  Distribution
                                    Amount  remaining  after the payment of (i),
                                    (ii), (iii), (iv), (v), (vi), (vii), (viii),
                                    (ix),   (x)  and  (xi)   above   until   the
                                    Certificate  Principal  Balance  thereof has
                                    been reduced to zero.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Payment of Principal
--------------------------------------------------------------------------------

Principal Payment Priority:   On each  Distribution  Date  (a) on or  after  the
(continued)                   Stepdown  Date and (b) on which a Trigger Event is
                              not in effect, the Principal Distribution Amount shall be distributed as follows:

                              (i) from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

                              (ii) sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, up to the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

                              (iii) to   the    holders   of   the   Class   M-1
                                    Certificates,   the  Class   M-1   Principal
                                    Distribution  Amount,  until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                              (iv) to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (v) to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (vi) to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (vii) to   the    holders   of   the   Class   M-5
                                    Certificates,   the  Class   M-5   Principal
                                    Distribution  Amount,  until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                              (viii) to   the   holders   of   the   Class   M-6
                                    Certificates,   the  Class   M-6   Principal
                                    Distribution  Amount,  until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                              (ix) to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (x) to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (xi) to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                              (xii) to   the   holders   of   the   Class   M-10
                                    Certificates,   the  Class  M-10   Principal
                                    Distribution  Amount,  until the Certificate
                                    Principal  Balance  thereof has been reduced
                                    to zero.
--------------------------------------------------------------------------------

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MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Payment of Principal
--------------------------------------------------------------------------------

Principal Distribution        The   Principal   Distribution   Amount   for  any
Amount:                       Distribution  Date  will  be the  sum  of (i)  the
                              principal   portion  of  all   scheduled   monthly
                              payments  on the  Mortgage  Loans due  during  the
                              related Due Period,  whether or not received on or
                              prior to the related  Determination Date; (ii) the
                              principal  portion  of all  proceeds  received  in
                              respect of the  repurchase of Mortgage  Loans (or,
                              in the  case of a  substitution,  certain  amounts
                              representing  a principal  adjustment) as required
                              by the Pooling and Servicing  Agreement during the
                              related  Prepayment  Period;  (iii) the  principal
                              portion  of  all  other  unscheduled  collections,
                              liquidation  proceeds  and all  full  and  partial
                              principal prepayments, received during the related
                              Prepayment   Period,  to  the  extent  applied  as
                              recoveries of principal on the Mortgage Loans, and
                              (iv) any overcollateralization increase amount for
                              such      Distribution      Date     minus     any
                              Overcollateralization  Reduction  Amount  for such
                              Distribution Date.

Class A Principal             The "Class A Principal  Distribution Amount" is an
Distribution Amount:          amount  equal to the  excess of (x) the  aggregate
                              Certificate  Principal  Balance  of  the  Class  A
                              Certificates    immediately    prior    to    such
                              Distribution  Date over (y) the  lesser of (A) the
                              product of (i)  approximately  60.60% and (ii) the
                              aggregate  principal balance of the Mortgage Loans
                              as of  the  last  day of the  related  Due  Period
                              (after  giving  effect to  scheduled  payments  of
                              principal  due during the related  Due Period,  to
                              the extent  received or advanced,  and unscheduled
                              collections  of  principal   received  during  the
                              related  Prepayment  Period) and (B) the aggregate
                              principal  balance of the Mortgage Loans as of the
                              last  day  of  the   related   Due  Period   minus
                              approximately $3,929,991.

Class M-1 Principal           The "Class M-1 Principal  Distribution  Amount" is
Distribution Amount:          an  amount  equal to the  excess of (x) the sum of
                              (i) the aggregate Certificate Principal Balance of
                              the  Class  A  Certificates   (after  taking  into
                              account  the  payment  of the  Class  A  Principal
                              Distribution Amount on such Distribution Date) and
                              (ii)  the  Certificate  Principal  Balance  of the
                              Class M-1 Certificates  immediately  prior to such
                              Distribution  Date over (y) the  lesser of (A) the
                              product of (i)  approximately  67.70% and (ii) the
                              aggregate  principal balance of the Mortgage Loans
                              as of the last day of the  related  Due Period and
                              (B)  the  aggregate   principal   balance  of  the
                              Mortgage  Loans as of the last day of the  related
                              Due Period minus approximately $3,929,991.

Class M-2 Principal           The "Class M-2 Principal  Distribution  Amount" is
Distribution Amount:          an  amount  equal to the  excess of (x) the sum of
                              (i) the aggregate Certificate Principal Balance of
                              the  Class A and  Class  M-1  Certificates  (after
                              taking into account the payment of the Class A and
                              Class M-1 Principal  Distribution  Amounts on such
                              Distribution   Date)  and  (ii)  the   Certificate
                              Principal  Balance  of the Class M-2  Certificates
                              immediately  prior to such  Distribution Date over
                              (y)  the   lesser  of  (A)  the   product  of  (i)
                              approximately   74.00%  and  (ii)  the   aggregate
                              principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,929,991.

Class M-3 Principal           The "Class M-3 Principal  Distribution  Amount" is
Distribution Amount:          an  amount  equal to the  excess of (x) the sum of
                              (i) the aggregate Certificate Principal Balance of
                              the Class A, Class M-1, and Class M-2 Certificates
                              (after  taking  into  account  the  payment of the
                              Class  A,  Class  M-1,  and  Class  M-2  Principal
                              Distribution  Amounts on such  Distribution  Date)
                              and (ii) the Certificate  Principal Balance of the
                              Class M-3 Certificates  immediately  prior to such
                              Distribution  Date over (y) the  lesser of (A) the
                              product of (i)  approximately  77.90% and (ii) the
                              aggregate  principal balance of the Mortgage Loans
                              as of the last day of the  related  Due Period and
                              (B)  the  aggregate   principal   balance  of  the
                              Mortgage  Loans as of the last day of the  related
                              Due Period minus approximately $3,929,991.

Class M-4 Principal           The "Class M-4 Principal  Distribution  Amount" is
Distribution Amount:          an  amount  equal to the  excess of (x) the sum of
                              (i) the aggregate Certificate Principal Balance of
                              the Class A,  Class  M-1,  Class M-2 and Class M-3
                              Certificates   (after   taking  into  account  the
                              payment of the Class A,  Class M-1,  Class M-2 and
                              Class M-3 Principal  Distribution  Amounts on such
                              Distribution   Date)  and  (ii)  the   Certificate
                              Principal  Balance  of the Class M-4  Certificates
                              immediately  prior to such  Distribution Date over
                              (y)  the   lesser  of  (A)  the   product  of  (i)
                              approximately   81.20%  and  (ii)  the   aggregate
                              principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,929,991.

Class M-5 Principal           The "Class M-5 Principal  Distribution  Amount" is
Distribution Amount:          an  amount  equal to the  excess of (x) the sum of
                              (i) the aggregate Certificate Principal Balance of
                              the Class A, Class M-1,  Class M-2,  Class M-3 and
                              Class M-4 Certificates  (after taking into account
                              the payment of the Class A, Class M-1,  Class M-2,
                              Class  M-3 and Class  M-4  Principal  Distribution
                              Amounts  on such  Distribution  Date) and (ii) the
                              Certificate  Principal  Balance  of the  Class M-5
                              Certificates    immediately    prior    to    such
                              Distribution  Date over (y) the  lesser of (A) the
                              product of (i)  approximately  84.50% and (ii) the
                              aggregate  principal balance of the Mortgage Loans
                              as of the last day of the  related  Due Period and
                              (B)  the  aggregate   principal   balance  of  the
                              Mortgage  Loans as of the last day of the  related
                              Due Period minus approximately $3,929,991.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Payment of Principal
--------------------------------------------------------------------------------

Class M-6 Principal           The "Class M-6 Principal  Distribution  Amount" is
Distribution Amount:          an  amount  equal to the  excess of (x) the sum of
                              (i) the aggregate Certificate Principal Balance of
                              the Class A,  Class  M-1,  Class  M-2,  Class M-3,
                              Class M-4 and Class M-5 Certificates (after taking
                              into  account  the  payment  of the Class A, Class
                              M-1, Class M-2, Class M-3, Class M-4 and Class M-5
                              Principal    Distribution    Amounts    on    such
                              Distribution   Date)  and  (ii)  the   Certificate
                              Principal  Balance  of the Class M-6  Certificates
                              immediately  prior to such  Distribution Date over
                              (y)  the   lesser  of  (A)  the   product  of  (i)
                              approximately   87.50%  and  (ii)  the   aggregate
                              principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,929,991.

Class M-7 Principal           The "Class M-7 Principal  Distribution  Amount" is
Distribution Amount:          an  amount  equal to the  excess of (x) the sum of
                              (i) the aggregate Certificate Principal Balance of
                              the Class A,  Class  M-1,  Class  M-2,  Class M-3,
                              Class  M-4,  Class M-5 and Class M-6  Certificates
                              (after  taking  into  account  the  payment of the
                              Class A, Class M-1,  Class M-2,  Class M-3,  Class
                              M-4,   Class   M-5   and   Class   M-6   Principal
                              Distribution  Amounts on such  Distribution  Date)
                              and (ii) the Certificate  Principal Balance of the
                              Class M-7 Certificates  immediately  prior to such
                              Distribution  Date over (y) the  lesser of (A) the
                              product of (i)  approximately  90.30% and (ii) the
                              aggregate  principal balance of the Mortgage Loans
                              as of the last day of the  related  Due Period and
                              (B)  the  aggregate   principal   balance  of  the
                              Mortgage  Loans as of the last day of the  related
                              Due Period minus approximately $3,929,991.

Class M-8 Principal           The "Class M-8 Principal  Distribution  Amount" is
Distribution Amount:          an  amount  equal to the  excess of (x) the sum of
                              (i) the aggregate Certificate Principal Balance of
                              the Class A,  Class  M-1,  Class  M-2,  Class M-3,
                              Class  M-4,  Class  M-5,  Class  M-6 and Class M-7
                              Certificates   (after   taking  into  account  the
                              payment  of the Class A,  Class  M-1,  Class  M-2,
                              Class  M-3,  Class M-4,  Class M-5,  Class M-6 and
                              Class M-7 Principal  Distribution  Amounts on such
                              Distribution   Date)  and  (ii)  the   Certificate
                              Principal  Balance  of the Class M-8  Certificates
                              immediately  prior to such  Distribution Date over
                              (y)  the   lesser  of  (A)  the   product  of  (i)
                              approximately   92.90%  and  (ii)  the   aggregate
                              principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,929,991.

Class M-9 Principal           The "Class M-9 Principal  Distribution  Amount" is
Distribution Amount:          an  amount  equal to the  excess of (x) the sum of
                              (i) the aggregate Certificate Principal Balance of
                              the Class A,  Class  M-1,  Class  M-2,  Class M-3,
                              Class  M-4,  Class M-5,  Class M-6,  Class M-7 and
                              Class M-8 Certificates  (after taking into account
                              the payment of the Class A, Class M-1,  Class M-2,
                              Class M-3,  Class M-4, Class M-5, Class M-6, Class
                              M-7 and Class M-8 Principal  Distribution  Amounts
                              on  such   Distribution   Date)   and   (ii)   the
                              Certificate  Principal  Balance  of the  Class M-9
                              Certificates    immediately    prior    to    such
                              Distribution  Date over (y) the  lesser of (A) the
                              product of (i)  approximately  94.40% and (ii) the
                              aggregate  principal balance of the Mortgage Loans
                              as of the last day of the  related  Due Period and
                              (B)  the  aggregate   principal   balance  of  the
                              Mortgage  Loans as of the last day of the  related
                              Due Period minus approximately $3,929,991.

Class M-10 Principal          The "Class M-10 Principal  Distribution Amount" is
Distribution Amount:          an  amount  equal to the  excess of (x) the sum of
                              (i) the aggregate Certificate Principal Balance of
                              the Class A,  Class  M-1,  Class  M-2,  Class M-3,
                              Class M-4,  Class M-5, Class M-6, Class M-7, Class
                              M-8 and Class M-9 Certificates  (after taking into
                              account  the  payment  of the Class A,  Class M-1,
                              Class M-2,  Class M-3, Class M-4, Class M-5, Class
                              M-6,  Class M-7, Class M-8 and Class M-9 Principal
                              Distribution  Amounts on such  Distribution  Date)
                              and (ii) the Certificate  Principal Balance of the
                              Class M-10 Certificates  immediately prior to such
                              Distribution  Date over (y) the  lesser of (A) the
                              product of (i)  approximately  96.40% and (ii) the
                              aggregate  principal balance of the Mortgage Loans
                              as of the last day of the  related  Due Period and
                              (B)  the  aggregate   principal   balance  of  the
                              Mortgage  Loans as of the last day of the  related
                              Due Period minus approximately $3,929,991.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Payment of Excess Cashflow
--------------------------------------------------------------------------------

Monthly Excess Cashflow       With  respect to any  Distribution  Date,  any Net
Distributions:                Monthly  Excess  Cashflow  shall be distributed as
                              follows:

                              (i) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the overcollateralization increase amount distributable  as  part  of the  Principal
                                      Distribution Amount;

                              (ii) to the holders of the Class M-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

                              (iii) to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

                              (iv) to the holders of the Class M-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

                              (v) to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

                              (vi) to the holders of the Class M-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

                              (vii) to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

                              (viii) to the holders of the Class M-4 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

                              (ix) to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

                              (x) to the holders of the Class M-5 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

                              (xi) to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

                              (xii) to the holders of the Class M-6 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

                              (xiii) to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

                              (xiv) to the holders of the Class M-7 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

                              (xv) to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

                              (xvi) to the holders of the Class M-8 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

                              (xvii) to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

                              (xviii) to   the   holders   of  the   Class   M-9
                                      Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

                              (xix) to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

                              (xx) to the holders of the Class M-10 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

                              (xxi) to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

                              (xxii) to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

                              (xxiii) to the Swap Provider, any Swap Termination
                                      Payment  resulting  from a  Swap  Provider
                                      Trigger  Event;  and

                              (xxiv) to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Collateral Summary
--------------------------------------------------------------------------------
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their March 1, 2006 scheduled balances respectively (except for FICO and LTV which is based at origination.)

                                           Summary Statistics     Range (if applicable)
                                           ------------------     ---------------------
Number of Mortgage Loans:                         4,069
Aggregate Current Principal Balance:           $785,998,246
Average Current Principal Balance:               $193,167        $14,823  -  $1,038,588
Aggregate Original Principal Balance:          $787,486,514
Average Original Principal Balance:              $193,533        $14,840  -  $1,040,000
Fully Amortizing Non-IO Mortgage Loans:           32.10%
Fully Amortizing IO Mortgage Loans:               15.97%
% Balloon Loans:                                  51.93%
1st Lien:                                         89.35%
Wtd. Avg. Gross Coupon:                           7.646%          5.100%  -    13.250%
Wtd. Avg. Original Term (months):                  340             120    -      360
Wtd. Avg. Remaining Term (months):                 336             115    -      358
Wtd. Avg. Margin (ARM Loans Only):                6.431%          2.250%  -    8.800%
Maximum Interest Rate (ARM Loans Only):          13.784%         11.600%  -    18.300%
Minimum Interest Rate (ARM Loans Only):           7.276%          3.559%  -    11.300%
Wtd. Avg. Original LTV(1):                        81.98%          10.60%  -    100.00%
Wtd. Avg. Borrower FICO:                           639             500    -      817

Geographic Distribution (Top 5):              California        44.95%
                                              Florida            7.15%
                                              New York           5.60%
                                              Maryland           5.26%
                                              Washington         4.25%

--------------------------------------------------------------------------------

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios w second lien Mortgage Loans. ith respect to

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                Distribution By Current Unpaid Principal Balance
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
Current Unpaid                Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Principal Balance ($)           Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
50,000 or less                   547         19,207,756        2.44       35,115     10.604     97.30      649    45.26   91.56

50,001 - 100,000                 873         64,462,011        8.20       73,840      9.779     92.39      645    34.95   65.51

100,001 - 150,000                610         75,223,622        9.57      123,317      8.328     83.55      631    46.61   25.03

150,001 - 200,000                487         85,497,954       10.88      175,560      7.537     80.32      628    46.71    5.40

200,001 - 250,000                356         79,902,187       10.17      224,444      7.339     79.07      631    35.68    0.54

250,001 - 300,000                338         92,469,279       11.76      273,578      7.265     80.11      636    33.54    0.00

300,001 - 350,000                269         86,973,335       11.07      323,321      7.218     80.09      634    30.04    0.00

350,001 - 400,000                189         70,767,327        9.00      374,430      7.085     79.82      645    22.71    0.00

400,001 - 450,000                108         45,834,384        5.83      424,392      7.258     79.05      632    16.66    0.00

450,001 - 500,000                109         51,697,987        6.58      474,293      7.142     80.84      646    26.56    0.00

500,001 - 550,000                 56         29,365,548        3.74      524,385      7.090     81.30      655    28.63    0.00

550,001 - 600,000                 32         18,257,316        2.32      570,541      7.105     81.94      660    18.50    0.00

600,001 - 650,000                 32         19,987,217        2.54      624,601      7.379     82.56      644    28.30    0.00

650,001 - 700,000                 27         18,159,956        2.31      672,591      7.401     79.48      654    10.97    0.00

700,001 - 750,000                 20         14,536,662        1.85      726,833      7.144     84.15      658    14.98    0.00

750,001 - 800,000                  6          4,633,279        0.59      772,213      7.051     85.03      656    16.58    0.00

800,001 - 850,000                  3          2,486,482        0.32      828,827      6.676     84.78      689    33.60    0.00

850,001 - 900,000                  3          2,605,094        0.33      868,365      6.815     76.85      639    33.88    0.00

900,001 - 950,000                  1            948,982        0.12      948,982      7.250     73.10      614     0.00    0.00

950,001 - 1,000,000                2          1,943,280        0.25      971,640      6.045     82.53      720     0.00    0.00

1,000,001 - 1,250,000              1          1,038,588        0.13    1,038,588      6.400     80.00      662     0.00    0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Distribution By Current Rate
--------------------------------------------------------------------------------


                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Current Rate (%)                Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
5.001 - 5.500                      9          2,521,203        0.32      280,134      5.263     75.70      688    26.84    0.00

5.501 - 6.000                     73         22,384,899        2.85      306,642      5.930     76.62      686    42.35    0.00

6.001 - 6.500                    302         91,666,325       11.66      303,531      6.347     78.07      664    43.72    0.00

6.501 - 7.000                    712        196,287,870       24.97      275,685      6.820     79.21      649    33.75    0.00

7.001 - 7.500                    567        147,249,003       18.73      259,698      7.303     79.36      635    26.93    0.00

7.501 - 8.000                    605        138,573,204       17.63      229,047      7.790     80.84      624    26.54    0.27

8.001 - 8.500                    253         53,214,217        6.77      210,333      8.266     82.84      611    34.55    2.71

8.501 - 9.000                    251         42,838,063        5.45      170,670      8.759     85.62      602    45.99    7.80

9.001 - 9.500                    114         11,127,536        1.42       97,610      9.322     89.22      623    44.57   39.77

9.501 - 10.000                   217         17,833,796        2.27       82,183      9.886     95.32      652    31.63   73.37

10.001 - 10.500                  194         13,219,875        1.68       68,144     10.387     98.65      672    22.61   94.08

10.501 - 11.000                  318         20,255,710        2.58       63,697     10.889     99.21      640    20.53   98.22

11.001 - 11.500                  225         16,088,371        2.05       71,504     11.300     99.30      637    17.36   99.25

11.501 - 12.000                  155          8,192,971        1.04       52,858     11.847     99.29      635    21.15  100.00

12.001 - 12.500                   41          2,593,931        0.33       63,267     12.322     98.75      628     4.21  100.00

12.501 - 13.000                   29          1,632,384        0.21       56,289     12.777     97.87      620     2.20   98.17

13.001 - 13.500                    4            318,889        0.04       79,722     13.206     98.21      647     0.00  100.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Distribution By FICO
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
FICO                            Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
500 or less                        7          1,278,237        0.16      182,605      8.440     73.80      500    27.23    0.00

501 - 520                         84         17,528,164        2.23      208,669      8.383     74.43      512    53.19    0.00

521 - 540                        119         21,012,919        2.67      176,579      8.080     74.63      530    57.96    0.00

541 - 560                        166         35,520,263        4.52      213,977      7.838     79.72      552    58.94    0.00

561 - 580                        172         40,153,050        5.11      233,448      7.646     79.58      571    48.26    0.10

581 - 600                        394         71,888,932        9.15      182,459      7.658     80.93      592    53.65    8.54

601 - 620                        615        118,332,954       15.06      192,411      7.764     82.43      611    30.75   10.71

621 - 640                        599        110,620,793       14.07      184,676      7.709     82.65      630    27.56   12.23

641 - 660                        568        105,903,926       13.47      186,451      7.735     83.29      650    23.44   14.29

661 - 680                        455         87,181,847       11.09      191,608      7.562     83.29      670    24.66   13.60

681 - 700                        322         61,971,621        7.88      192,458      7.483     83.33      690    20.17   14.05

701 - 720                        191         37,803,509        4.81      197,924      7.310     82.66      709    15.90   12.17

721 - 740                        175         37,148,416        4.73      212,277      7.166     82.41      731    29.26   13.41

741 - 760                         88         16,199,664        2.06      184,087      7.307     84.37      750    20.88   16.65

761 - 780                         74         14,037,779        1.79      189,700      7.422     83.15      770    20.73   16.50

781 - 800                         31          6,884,747        0.88      222,089      7.250     81.66      789    37.09   12.08

801 - 820                          9          2,531,423        0.32      281,269      7.075     79.32      813    49.54    7.76
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
                           Distribution By Lien Status
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Lien Status                     Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
First Lien                     2,783        702,315,796       89.35      252,359      7.281     79.90      636    33.09    0.00
Second Lien                    1,286         83,682,450       10.65       65,072     10.711     99.48      660    25.11   100.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Distribution By Original LTV (1)
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Original LTV (%)                Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
50.00 or less                     71         10,917,331        1.39      153,765      7.517     42.10      588    44.86    0.00

50.01 - 55.00                     35          7,537,769        0.96      215,365      6.989     52.63      602    47.99    0.00

55.01 - 60.00                     35          6,993,930        0.89      199,827      7.250     57.89      602    41.19    0.00

60.01 - 65.00                     64         15,533,568        1.98      242,712      7.034     62.81      593    39.55    0.00

65.01 - 70.00                    118         29,143,270        3.71      246,977      7.157     68.48      597    31.15    0.00

70.01 - 75.00                    165         41,599,323        5.29      252,117      7.317     73.94      600    26.82    0.00

75.01 - 80.00                  1,596        418,912,796       53.30      262,477      7.139     79.88      655    26.12    0.00

80.01 - 85.00                    226         55,228,066        7.03      244,372      7.375     84.43      609    50.89    0.13

85.01 - 90.00                    294         72,213,415        9.19      245,624      7.668     89.66      630    43.78    1.86

90.01 - 95.00                    294         49,734,190        6.33      169,164      8.408     94.72      611    51.82   10.51

95.01 -100.00                  1,171         78,184,587        9.95       66,767     10.650     99.97      661    26.53   98.54
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

  (1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
                          Distribution By Documentation
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Documentation                   Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
Full                           1,518        253,414,130       32.24      166,939      7.489     82.30      621    100.00   8.29

Limited Income & Asset           563        130,282,664       16.58      231,408      7.348     82.78      635     0.00    7.71

Lite Documentation               140         29,757,031        3.79      212,550      7.792     84.39      626     0.00   11.02

Stated Documentation             461        128,298,077       16.32      278,304      7.377     76.08      626     0.00    0.90

Streamline                     1,387        244,246,344       31.07      176,097      8.093     84.03      668     0.00   19.73
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Distribution By Loan Purpose
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Loan Purpose                    Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
Purchase                       2,399        420,131,326       53.45      175,128      7.832     84.18      657    26.80   16.27

Cash Out Refinance             1,569        348,577,279       44.35      222,165      7.428     79.42      618    37.88    4.16

Rate & Term Refinance            101         17,289,641        2.20      171,185      7.524     80.14      614    50.87    4.85
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
                          Distribution By Property Type
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Property Type                   Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
Single Family                  2,910        564,054,173       71.76      193,833      7.606     81.62      635    31.52    9.74

Pud                              403         87,802,690       11.17      217,873      7.651     83.53      648    38.43   11.36

Condominium                      420         67,907,015        8.64      161,683      7.764     82.69      655    30.71   13.99

Multi-Family                     178         40,406,556        5.14      227,003      7.849     81.55      648    28.96   14.96

Pud Attached                     151         24,756,042        3.15      163,947      7.882     83.34      642    35.17   12.80

Rowhouse                           3            603,882        0.08      201,294      7.949     77.74      579    27.45    0.00

Townhouse                          4            467,887        0.06      116,972      8.268     92.02      585    100.00  11.48
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Distribution By Occupancy Status
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Occupancy Status                Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
Owner Occupied                 3,859        750,353,719       95.47      194,443      7.638     81.81      637    32.17   10.79

Second Home                      146         24,112,920        3.07      165,157      7.704     85.11      687    28.92   11.32

Investor Occupied                 64         11,531,607        1.47      180,181      8.049     86.80      674    43.73    0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
                              Distribution By State
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
State                           Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
Southern California              946        248,554,758       31.62      262,743      7.453     81.52      641    22.75   10.47

Northern California              390        104,780,461       13.33      268,668      7.533     81.63      649    24.98   11.97

Florida                          332         56,205,514        7.15      169,294      7.859     82.93      631    35.11    9.66

New York                         197         44,035,561        5.60      223,531      7.733     79.83      639    35.82   13.91

Maryland                         223         41,371,890        5.26      185,524      7.661     81.49      638    43.22    9.40

Washington                       202         33,378,224        4.25      165,239      7.585     83.22      628    38.52   10.84

Illinois                         224         32,684,553        4.16      145,913      7.868     83.05      642    35.03   11.67

New Jersey                       175         30,653,180        3.90      175,161      7.976     79.75      629    29.34   13.63

Virginia                         120         25,404,288        3.23      211,702      7.931     82.73      629    34.15   10.12

Arizona                          155         22,617,163        2.88      145,917      7.863     82.87      638    44.78    9.20

Other                          1,105        146,312,653       18.61      132,410      7.757     83.12      637    44.57    9.16
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Distribution By Original Months To Maturity
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Original Months to Maturity     Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
180 or less                    1,307         87,681,117       11.16       67,086     10.513     97.92      660    25.42   95.03

181 - 240                         15          1,124,235        0.14       74,949      8.403     89.22      673    56.92   32.02

301 - 360                      2,747        697,192,893       88.70      253,802      7.285     79.97      636    33.06    0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
                  Distribution By Remaining Months To Maturity
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Remaining Months to Maturity    Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
180 or less                    1,307         87,681,117       11.16       67,086     10.513     97.92      660    25.42   95.03

181 - 240                         15          1,124,235        0.14       74,949      8.403     89.22      673    56.92   32.02

301 - 360                      2,747        697,192,893       88.70      253,802      7.285     79.97      636    33.06    0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
                          Distribution By Product Type
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Product Type                    Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
10/6 Month LIBOR                  53         10,623,253        1.35      200,439      6.930     77.69      649    43.31    0.00

10/6 Month LIBOR -
60 Month IO                        3          1,086,750        0.14      362,250      6.445     82.51      680    100.00   0.00

10/6 Month LIBOR -
120 Month IO                      69         22,352,216        2.84      323,945      6.507     77.88      719    36.70    0.00

2/6 Month LIBOR                1,982        500,444,444       63.67      252,495      7.411     80.15      626    29.78    0.00

2/6 Month LIBOR -
60 Month IO                      295         88,281,793       11.23      299,260      6.913     80.84      668    37.44    0.00

2/6 Month LIBOR -
120 Month IO                      11          2,979,825        0.38      270,893      6.833     81.72      675    55.11    0.00

3/6 Month LIBOR                   71         15,693,599        2.00      221,037      7.373     79.39      627    39.66    0.00

3/6 Month LIBOR -
60 Month IO                       15          4,213,357        0.54      280,890      6.644     79.38      657    67.70    0.00

5/6 Month LIBOR                   35          9,693,270        1.23      276,951      6.885     81.82      658    30.33    0.00

5/6 Month LIBOR -
60 Month IO                       20          6,450,444        0.82      322,522      6.736     77.53      661    48.42    0.00

5/6 Month LIBOR -
120 Month IO                       1            152,900        0.02      152,900      7.300     90.00      678    100.00   0.00

6 Month LIBOR                      1            146,130        0.02      146,130      8.465     80.00      561     0.00    0.00

Fixed                          1,513        123,880,265       15.76       81,877      9.592     91.97      652    32.70   67.55
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Distribution By Prepayment Penalty Term
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Penalty (months)                Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
 0                             1,463        246,058,828       31.31      168,188      8.005     82.83      643    33.28   15.18

12                               155         36,410,938        4.63      234,909      7.682     79.56      642    35.24    8.66

24                             2,161        441,099,106       56.12      204,118      7.538     82.31      633    30.27    9.58

36                               290         62,429,373        7.94      215,274      6.979     77.74      665    40.30    1.46
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Distribution By Credit Grade
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Credit Grade                    Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
AA                             1,260        339,566,256       43.20      269,497      7.068     80.53      682    25.54    0.02

A                              1,932        271,018,809       34.48      140,279      8.268     85.80      633    25.98   28.98

A-                               355         65,271,124        8.30      183,862      7.632     80.99      591    56.48    7.78

B+                               255         56,778,676        7.22      222,661      7.712     80.62      565    52.99    0.00

B                                190         37,095,449        4.72      195,239      8.013     75.01      539    57.52    0.00

C                                 77         16,267,932        2.07      211,272      8.349     73.29      523    49.23    0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
                      Distribution By Next Adjustment Date
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Next Adjustment Date            Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
June 1, 2006                       1            146,130        0.02      146,130      8.465     80.00      561     0.00    0.00

March 1, 2007                      1            126,786        0.02      126,786      7.700     80.00      681     0.00    0.00

June 1, 2007                       1             98,540        0.01       98,540      7.175     80.00      588    100.00   0.00

July 1, 2007                       2            330,046        0.05      165,023      7.838     72.41      701     0.00    0.00

August 1, 2007                     2            360,722        0.05      180,361      6.871     81.74      707    100.00   0.00

September 1, 2007                 12          2,432,368        0.37      202,697      7.123     77.17      625    67.37    0.00

October 1, 2007                   44         10,217,948        1.54      232,226      7.234     79.87      644    36.44    0.00

November 1, 2007                 477        125,628,905       18.97      263,373      7.322     79.13      628    29.73    0.00

December 1, 2007               1,748        452,450,775       68.33      258,839      7.340     80.60      634    31.05    0.00

January 1, 2008                    1             59,972        0.01       59,972      8.750     75.00      526    100.00   0.00

August 1, 2008                     1            144,398        0.02      144,398      5.400     52.00      638     0.00    0.00

September 1, 2008                  2            687,500        0.10      343,750      6.075     70.60      662    100.00   0.00

October 1, 2008                    4            636,190        0.10      159,047      6.277     83.86      647    39.61    0.00

November 1, 2008                  21          4,212,209        0.64      200,581      7.168     80.50      631    42.24    0.00

December 1, 2008                  58         14,226,659        2.15      245,287      7.350     79.56      632    44.69    0.00

October 1, 2010                    2            540,187        0.08      270,093      6.389     59.71      636    100.00   0.00

November 1, 2010                  12          3,453,941        0.52      287,828      6.695     81.38      653    36.57    0.00

December 1, 2010                  42         12,302,486        1.86      292,916      6.887     80.76      662    35.87    0.00

November 1, 2015                  13          3,112,125        0.47      239,394      6.669     75.36      664    41.77    0.00

December 1, 2015                 112         30,950,094        4.67      276,340      6.633     78.23      699    40.69    0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         2,556        662,117,980      100.00      259,045      7.282     80.11      637    32.16    0.00

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Distribution By Margin
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Margin (%)                      Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
4.000 or less                    145         29,577,754        4.47      203,985      7.476     80.94      646    37.26    0.00

4.001 - 4.500                      2            255,731        0.04      127,866      5.269     64.19      625    43.54    0.00

4.501 - 5.000                     10          2,613,049        0.39      261,305      6.185     77.48      630    21.29    0.00

5.001 - 5.500                    177         48,766,315        7.37      275,516      6.819     77.09      635    44.15    0.00

5.501 - 6.000                    347         94,632,535       14.29      272,716      6.794     77.20      639    36.60    0.00

6.001 - 6.500                    724        198,215,699       29.94      273,779      7.075     79.44      640    31.85    0.00

6.501 - 7.000                    483        127,794,448       19.30      264,585      7.345     80.44      640    27.99    0.00

7.001 - 7.500                    363         87,215,469       13.17      240,263      7.727     82.48      630    26.16    0.00

7.501 - 8.000                    299         72,261,328       10.91      241,677      8.108     84.17      624    31.99    0.00

8.001 - 8.500                      5            723,665        0.11      144,733      8.702     82.67      540    30.86    0.00

8.501 - 9.000                      1             61,988        0.01       61,988      9.300     85.00      534     0.00    0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         2,556        662,117,980      100.00      259,045      7.282     80.11      637    32.16    0.00

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
                        Distribution By Life Minimum Rate
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Life Minimum Rate (%)           Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
4.000 or less                      1            129,613        0.02      129,613      7.535     77.80      542    100.00   0.00

5.001 - 5.500                      6          1,091,776        0.16      181,963      5.379     72.71      645    52.70    0.00

5.501 - 6.000                     72         22,567,339        3.41      313,435      5.961     76.05      682    40.95    0.00

6.001 - 6.500                    282         86,217,974       13.02      305,737      6.363     78.43      663    42.18    0.00

6.501 - 7.000                    664        185,364,166       28.00      279,163      6.826     79.36      648    33.02    0.00

7.001 - 7.500                    531        140,894,966       21.28      265,339      7.305     79.59      636    26.99    0.00

7.501 - 8.000                    548        130,274,024       19.68      237,726      7.788     80.97      625    24.78    0.00

8.001 - 8.500                    200         47,534,800        7.18      237,674      8.264     82.81      608    31.55    0.00

8.501 - 9.000                    176         36,325,751        5.49      206,396      8.754     85.09      592    41.00    0.00

9.001 - 9.500                     41          6,279,084        0.95      153,148      9.286     83.35      571    51.06    0.00

9.501 - 10.000                    29          4,422,660        0.67      152,506      9.739     83.58      548    42.17    0.00

10.001 - 10.500                    3            737,693        0.11      245,898     10.222     82.97      617     5.53    0.00

10.501 - 11.000                    2            207,033        0.03      103,516     10.525     80.00      515     0.00    0.00

11.001 - 11.500                    1             71,102        0.01       71,102     11.300     80.00      517    100.00   0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         2,556        662,117,980      100.00      259,045      7.282     80.11      637    32.16    0.00

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Distribution By Life Maximum Rate
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Life Maximum Rate (%)           Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
11.501 - 12.000                    5            987,776        0.15      197,555      5.324     73.84      645    47.72    0.00

12.001 - 12.500                   71         22,258,851        3.36      313,505      5.938     76.55      684    42.02    0.00

12.501 - 13.000                  278         85,253,880       12.88      306,669      6.349     78.33      663    42.20    0.00

13.001 - 13.500                  661        184,680,905       27.89      279,396      6.820     79.35      649    33.15    0.00

13.501 - 14.000                  532        141,193,283       21.32      265,401      7.303     79.50      636    26.62    0.00

14.001 - 14.500                  548        130,355,733       19.69      237,875      7.787     80.98      624    24.94    0.00

14.501 - 15.000                  204         48,138,375        7.27      235,972      8.262     82.91      608    32.08    0.00

15.001 - 15.500                  177         36,798,921        5.56      207,904      8.746     85.13      592    40.90    0.00

15.501 - 16.000                   43          6,586,448        0.99      153,173      9.265     82.42      570    50.46    0.00

16.001 - 16.500                   28          4,198,602        0.63      149,950      9.749     85.47      549    44.42    0.00

16.501 - 17.000                    5          1,337,139        0.20      267,428      9.149     76.32      604     3.05    0.00

17.001 - 17.500                    2            207,033        0.03      103,516     10.525     80.00      515     0.00    0.00

17.501 - 18.000                    1             71,102        0.01       71,102     11.300     80.00      517    100.00   0.00

18.001 - 18.500                    1             49,932        0.01       49,932     11.300     76.90      530     0.00    0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         2,556        662,117,980      100.00      259,045      7.282     80.11      637    32.16    0.00

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
                            Distribution By Zip Code
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
                              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Zip Code                        Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
93535                             33          5,241,876        0.67      158,845      7.661     84.47      638    27.99   16.94

92336                             16          5,000,526        0.64      312,533      7.360     87.04      621    21.43    9.45

90805                             14          3,978,960        0.51      284,211      7.499     83.50      617    33.98   11.04

22193                             15          3,862,413        0.49      257,494      7.756     85.33      654    34.63   11.35

92880                              9          3,337,839        0.42      370,871      7.383     85.95      638    34.39    9.80

93551                             14          3,135,550        0.40      223,968      7.967     85.41      639    10.51   19.33

94565                              8          2,861,158        0.36      357,645      7.709     84.82      609    30.11    2.56

94503                              8          2,678,624        0.34      334,828      7.462     83.69      652    23.68   19.19

91605                             10          2,602,154        0.33      260,215      7.651     84.00      685     0.00   19.99

91331                             10          2,579,853        0.33      257,985      7.637     79.26      623     7.07    8.76

Other                          3,932        750,719,292       95.51      190,926      7.649     81.86      639    32.64   10.55
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       The Mortgage Loans (All Collateral)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Distribution by Initial Periodic Rate Caps
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
Initial Periodic              Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Rate Caps (%)                   Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
1.000                             26          4,113,940        0.62      158,228      7.716     80.67      595    78.30    0.00

1.500                             37          6,630,493        1.00      179,203      7.186     76.93      617    20.96    0.00

3.000                          2,349        611,299,592       92.32      260,238      7.321     80.27      633    31.33    0.00

5.000                            144         40,073,955        6.05      278,291      6.661     78.24      692    41.92    0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         2,556        662,117,980      100.00      259,045      7.282     80.11      637    32.16    0.00

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
                  Distribution by Subsequent Periodic Rate Caps
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
                                               Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
Subsequent Periodic           Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Rate Caps (%)                   Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
1.000                          2,549        660,681,799       99.78      259,193      7.279     80.13      637    32.21    0.00

1.500                              1            192,835        0.03      192,835      7.950     90.00      594     0.00    0.00

2.000                              6          1,243,346        0.19      207,224      8.817     70.43      551     9.47    0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                         2,556        662,117,980      100.00      259,045      7.282     80.11      637    32.16    0.00

(1)   References   to   loan-to-value   ratios  are   references   to   combined
      loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
         Historical Delinquency of the Mortgage Loans Since Origination
--------------------------------------------------------------------------------

                                                                                                 Wtd.
                                                              % of                  Wtd. Avg.    Avg.               %
Historical Delinquency of                      Unpaid        Pool by       Avg.      Gross       Orig.    Wtd.    Full
the Mortgage Loans Since      Number of      Principal      Principal   Principal    Coupon      LTV      Avg.    Doc     % 2nd
Origination                     Loans        Balance ($)     Balance    Balance($)     (%)      (%)(1)    FICO    Loan    Lien
--------------------------------------------------------------------------------------------------------------------------------
Never Delinquent               4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65
--------------------------------------------------------------------------------------------------------------------------------
Total:                         4,069        785,998,246      100.00      193,167      7.646     81.98      639    32.24   10.65

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                Interest Rate Derivative Notional Schedules
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Total Derivative
                                              Swap Notional      Swap Strike      Cap Notional       Cap Strike     Notional Balance
  Period     Accrual Start   Accrual End      Balance ($)         Rate (%)         Balance ($)         Rate (%)           ($)
     1         3/29/2006      4/25/2006       785,998,000          5.0000%              0               5.0000%       785,998,000
     2         4/25/2006      5/25/2006       775,381,000          5.0000%          1,817,000           5.0000%       777,198,000
     3         5/25/2006      6/25/2006       762,160,000          5.0000%          4,109,000           5.0000%       766,269,000
     4         6/25/2006      7/25/2006       746,342,000          5.0000%          6,873,000           5.0000%       753,215,000
     5         7/25/2006      8/25/2006       727,977,000          5.0000%          10,097,000          5.0000%       738,074,000
     6         8/25/2006      9/25/2006       707,119,000          5.0000%          13,766,000          5.0000%       720,885,000
     7         9/25/2006     10/25/2006       683,872,000          5.0000%          17,849,000          5.0000%       701,721,000
     8        10/25/2006     11/25/2006       658,343,000          5.0000%          22,314,000          5.0000%       680,657,000
     9        11/25/2006     12/25/2006       630,692,000          5.0000%          27,112,000          5.0000%       657,804,000
    10        12/25/2006      1/25/2007       601,186,000          5.0000%          32,171,000          5.0000%       633,357,000
    11         1/25/2007      2/25/2007       573,074,000          5.0000%          36,752,000          5.0000%       609,826,000
    12         2/25/2007      3/25/2007       546,291,000          5.0000%          40,886,000          5.0000%       587,177,000
    13         3/25/2007      4/25/2007       520,773,000          5.0000%          44,603,000          5.0000%       565,376,000
    14         4/25/2007      5/25/2007       496,459,000          5.0000%          47,932,000          5.0000%       544,391,000
    15         5/25/2007      6/25/2007       473,293,000          5.0000%          50,898,000          5.0000%       524,191,000
    16         6/25/2007      7/25/2007       451,220,000          5.0000%          53,528,000          5.0000%       504,748,000
    17         7/25/2007      8/25/2007       430,187,000          5.0000%          55,845,000          5.0000%       486,032,000
    18         8/25/2007      9/25/2007       410,146,000          5.0000%          57,870,000          5.0000%       468,016,000
    19         9/25/2007     10/25/2007       391,049,000          5.0000%          59,624,000          5.0000%       450,673,000
    20        10/25/2007     11/25/2007       372,597,000          5.0000%          61,185,000          5.0000%       433,782,000
    21        11/25/2007     12/25/2007       336,916,000          5.0000%          66,523,000          5.0000%       403,439,000
    22        12/25/2007      1/25/2008        89,643,000          5.0000%         285,736,000          5.0000%       375,379,000
    23         1/25/2008      2/25/2008        84,598,000          5.0000%         264,886,000          5.0000%       349,484,000
    24         2/25/2008      3/25/2008        79,937,000          5.0000%         245,586,000          5.0000%       325,523,000
    25         3/25/2008      4/25/2008        75,729,000          5.0000%         227,720,000          5.0000%       303,449,000
    26         4/25/2008      5/25/2008        72,598,000          5.0000%         217,803,000          5.0000%       290,401,000
    27         5/25/2008      6/25/2008        69,606,000          5.0000%         208,324,000          5.0000%       277,930,000
    28         6/25/2008      7/25/2008        66,744,000          5.0000%         199,268,000          5.0000%       266,012,000
    29         7/25/2008      8/25/2008        64,008,000          5.0000%         190,622,000          5.0000%       254,630,000
    30         8/25/2008      9/25/2008        61,391,000          5.0000%         182,360,000          5.0000%       243,751,000
    31         9/25/2008     10/25/2008        58,887,000          5.0000%         174,464,000          5.0000%       233,351,000
    32        10/25/2008     11/25/2008        56,492,000          5.0000%         166,917,000          5.0000%       223,409,000
    33        11/25/2008     12/25/2008        54,200,000          5.0000%         159,704,000          5.0000%       213,904,000
    34        12/25/2008      1/25/2009        49,141,000          5.0000%         155,677,000          5.0000%       204,818,000
    35         1/25/2009      2/25/2009        47,216,000          5.0000%         148,921,000          5.0000%       196,137,000
    36         2/25/2009      3/25/2009        45,369,000          5.0000%         142,467,000          5.0000%       187,836,000
    37         3/25/2009      4/25/2009        43,598,000          5.0000%         136,301,000          5.0000%       179,899,000
    38         4/25/2009      5/25/2009        41,900,000          5.0000%         130,409,000          5.0000%       172,309,000
    39         5/25/2009      6/25/2009        40,271,000          5.0000%         124,779,000          5.0000%       165,050,000
    40         6/25/2009      7/25/2009        38,708,000          5.0000%         119,400,000          5.0000%       158,108,000
    41         7/25/2009      8/25/2009        37,208,000          5.0000%         114,264,000          5.0000%       151,472,000
    42         8/25/2009      9/25/2009        35,769,000          5.0000%         109,356,000          5.0000%       145,125,000
    43         9/25/2009     10/25/2009        34,388,000          5.0000%         104,665,000          5.0000%       139,053,000
    44        10/25/2009     11/25/2009        33,063,000          5.0000%         100,182,000          5.0000%       133,245,000
    45        11/25/2009     12/25/2009        31,790,000          5.0000%          95,899,000          5.0000%       127,689,000
    46        12/25/2009      1/25/2010        30,569,000          5.0000%          91,804,000          5.0000%       122,373,000
    47         1/25/2010      2/25/2010        29,397,000          5.0000%          87,891,000          5.0000%       117,288,000
    48         2/25/2010      3/25/2010        28,271,000          5.0000%          84,151,000          5.0000%       112,422,000
    49         3/25/2010      4/25/2010            0                                    0                                  0
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Interest Rate Derivative Notional Schedules
--------------------------------------------------------------------------------

[The following information was depicted as a line chart in the printed material]

                               Swap & Credit Cap

                 Total
  Deal         Derivative          Swap
  Age          Notional          Notional
(months)       Balance($)         Balance
--------      -----------       -----------
   1          785,998,000       785,998,000
   2          777,198,000       775,381,000
   3          766,269,000       762,160,000
   4          753,215,000       746,342,000
   5          738,074,000       727,977,000
   6          720,885,000       707,119,000
   7          701,721,000       683,872,000
   8          680,657,000       658,343,000
   9          657,804,000       630,692,000
  10          633,357,000       601,186,000
  11          609,826,000       573,074,000
  12          587,177,000       546,291,000
  13          565,376,000       520,773,000
  14          544,391,000       496,459,000
  15          524,191,000       473,293,000
  16          504,748,000       451,220,000
  17          486,032,000       430,187,000
  18          468,016,000       410,146,000
  19          450,673,000       391,049,000
  20          433,782,000       372,597,000
  21          403,439,000       336,916,000
  22          375,379,000        89,643,000
  23          349,484,000        84,598,000
  24          325,523,000        79,937,000
  25          303,449,000        75,729,000
  26          290,401,000        72,598,000
  27          277,930,000        69,606,000
  28          266,012,000        66,744,000
  29          254,630,000        64,008,000
  30          243,751,000        61,391,000
  31          233,351,000        58,887,000
  32          223,409,000        56,492,000
  33          213,904,000        54,200,000
  34          204,818,000        49,141,000
  35          196,137,000        47,216,000
  36          187,836,000        45,369,000
  37          179,899,000        43,598,000
  38          172,309,000        41,900,000
  39          165,050,000        40,271,000
  40          158,108,000        38,708,000
  41          151,472,000        37,208,000
  42          145,125,000        35,769,000
  43          139,053,000        34,388,000
  44          133,245,000        33,063,000
  45          127,689,000        31,790,000
  46          122,373,000        30,569,000
  47          117,288,000        29,397,000
  48          112,422,000        28,271,000
  49               0                 0

--------------------------------------------------------------------------------
MASTR Asset Backed Securities Trust 2006-WMC1              [LOGO] UBS Investment
Mortgage Pass-Through Certificates                                    Bank
--------------------------------------------------------------------------------

                     FOR ADDITIONAL INFORMATION PLEASE CALL:

--------------------------------------------------------------------------------
                               UBS Securities LLC
--------------------------------------------------------------------------------

       Asset Backed Finance
       --------------------
       Jay Lown                                        212-713-3670
       Michael Leung                                   212-713-8661
       Obi Nwokorie                                    212-713-3270
       Glenn McIntyre                                  212-713-3180
       Michael Boyle                                   212-713-4129
       Anthony Beshara                                 212-713-2804
       Justin Schwartz                                 212-713-8943
       Elizabeth Szondy                                212-713-6263

       ABS Trading & Syndicate
       -----------------------
       Jack McCleary                                   212-713-4330
       Richard Onkey                                   212-713-4330
       Stuart Lippman                                  212-713-2946
       Joe Ruttle                                      212-713-2252
       Dave Stauber                                    212-713-4330

--------------------------------------------------------------------------------
                             Rating Agency Contacts
--------------------------------------------------------------------------------

    Standard & Poor's
    -----------------
    Natalia Skuthan                                   212-438-8012
    Mona Solar                                        212-438-2668

    Moody's
    -------
    Amita Shrivastava                                 201-915-8730

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the base prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

                   AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1)   that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated:  March 8, 2006

                              Term Sheet Supplement

                           $771,840,000 (Approximate)

                  MASTR Asset Backed Securities Trust 2006-WMC1
                                (Issuing Entity)

                Mortgage Asset Securitization Transactions, Inc.
                                   (Depositor)

                         UBS Real Estate Securities Inc.
                              (Seller and Sponsor)

                           HomEq Servicing Corporation
                                   (Servicer)

                             Wells Fargo Bank, N.A.
              (Master Servicer, Custodian and Trust Administrator)

              Mortgage Pass Through Certificates, Series 2006-WMC1

                               UBS Investment Bank
                 For use with base prospectus dated June 2, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
RISK FACTORS.................................................................S-4

FORWARD LOOKING STATEMENTS..................................................S-14

DEFINED TERMS...............................................................S-14

THE MORTGAGE LOANS..........................................................S-14

STATIC POOL INFORMATION.....................................................S-15

UNDERWRITING STANDARDS......................................................S-15

THE MASTER SERVICER, TRUST ADMINISTRATOR AND CUSTODIAN......................S-25

THE SERVICER................................................................S-27

THE POOLING AND SERVICING AGREEMENT.........................................S-31

FEDERAL INCOME TAX CONSEQUENCES.............................................S-37

ERISA CONSIDERATIONS........................................................S-40

LEGAL INVESTMENT............................................................S-42

GLOSSARY OF TERMS...........................................................S-43

ANNEX I - INITIAL MORTGAGE LOAN STATISTICAL INFORMATION .....................I-1

                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans. Therefore, you should carefully consider the risk factors relating to the loans.

Unpredictability of Prepayments and Effect on Yields

      Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

o If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the related mortgage loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

o Certain mortgage loans as set forth in the table entitled "Distribution By Prepayment Penalty Term" in the term sheet require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

o The originator or the seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

o The party designated in the pooling and servicing agreement may purchase all of the mortgage loans and any REO properties and retire the certificates when the aggregate principal balance of the mortgage loans and any REO properties is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

o If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization and amounts received under the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Class A Certificates and the Mezzanine Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A Certificates and the Mezzanine Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated among the Class A Certificates on a pro rata basis based on the amount of principal actually received on the related mortgage loans for the related distribution date. This, as well as the relative sizes of any loan groups, may magnify the prepayment effect on the Class A Certificates caused by the relative rates of prepayments and defaults experienced by the related mortgage loans.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Certificates

      The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

      In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the "Relief Act") or any state law providing for similar relief. See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the base prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer, the master servicer, any subservicer or any bond guaranty insurance policy.

Interest Only Mortgage Loans

      Certain mortgage loans as set forth in the table entitled "Distribution By Product Type" in the term sheet require the related borrowers to make monthly payments only of accrued interest for the first 60 months or 120 months following origination. After such interest-only period, each such borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. If the monthly payment increases, a related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made or advanced on such mortgage loans for 60 months or 120 months following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the offered certificates that are purchased at a discount.

Silent Second Lien Risk

      Approximately 44.60% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are subject to a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio of such mortgage loans at origination is approximately 79.92% and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately 99.26%. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Balloon Loan Risk

      Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, the servicer will make limited advances as described in the pooling and servicing agreement. Certain mortgage loans are balloon loans, as set forth in the table entitled "Collateral Summary" in the term sheet.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default over a two-year time period. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Potential Inadequacy of Credit Enhancement for the Class A Certificates and Mezzanine Certificates

      The credit enhancement features of the transaction are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer, the master servicer, nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

      A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement in the transaction, is not enough to protect your certificates from these losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

      The weighted average of the mortgage rates on the mortgage loans (net of certain fees and expenses, including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) is expected to be higher than the pass-through rates on the Class A Certificates and Mezzanine Certificates. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

o Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A Certificates and Mezzanine Certificates.

o The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A Certificates and Mezzanine Certificates. In addition, the first adjustment of the rates for the adjustable-rate mortgage loans will not occur until six months, two years, three years, five years or ten years after the date of origination as set forth in the term sheet in the table entitled "Distribution By Product Type." As a result, the pass-through rate on the Class A Certificates and Mezzanine Certificates may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the Class A Certificates and Mezzanine Certificates.

o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Certificates

      The Class A Certificates and Mezzanine Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates for the Class A Certificates and the Mezzanine Certificates is based on the weighted average of the mortgage rates on the mortgage loans, net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

      The adjustable-rate mortgage loans have mortgage rates that adjust based on six-month LIBOR. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally six months, two years, three years, five years or ten years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

      A variety of factors could limit the pass-through rates on the Class A Certificates and the Mezzanine Certificates. Some of these factors are described below:

o The pass-through rates for the Class A Certificates and the Mezzanine Certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates generally six months, two years, three years, five years or ten years following their origination. Consequently, the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the Class A Certificates and the Mezzanine Certificates are more likely to be limited.

o The index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Class A Certificates and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Class A Certificates and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A Certificates and Mezzanine Certificates may decline more slowly or increase more rapidly.

      If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there is sufficient available funds remaining after certain other distributions on the Class A Certificates and the Mezzanine Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

      Amounts distributed on the Class A Certificates and Mezzanine Certificates in respect of such shortfalls may be supplemented by the Interest Rate Swap Agreement (to the extent that the floating payment by the Swap Provider exceeds the fixed payment by the trust on any distribution date and such amount is available in the priority described in the term sheet) or the Interest Rate Cap Agreement (to the extent that one-month LIBOR exceeds the low strike rate as set forth therein and such amount is available in the priority described in the term sheet). However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risks Associated with the Mezzanine Certificates

      The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date and any Net Swap Payment received under the Interest Rate Swap Agreement and any amounts received under the Interest Rate Cap Agreement, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth in the term sheet.

      Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least March 2009 or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

      In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in the term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, Net Swap Payments received under the Interest Rate Swap Agreement, amounts received under the Interest Rate

Cap Agreement or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

      When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover that portion of the shortfall in interest collections attributable to voluntary prepayments in full that occur during the applicable portion of the related Prepayment Period, but only up to the amount of the servicer's servicing fee for the related calendar month. If the servicer fails to pay such amount, the master servicer as successor servicer will be obligated under the pooling and servicing agreement to pay such amount. In addition, certain shortfalls in interest collections arising from the application of the Relief Act or similar state laws will not be covered by the servicer or the master servicer.

      On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by the servicer or the master servicer as successor servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Class A Certificates and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class A Certificates and
Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Class A Certificates and Mezzanine Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

      Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below.
Certain mortgage loans as set forth in the tables entitled "Distribution By Original LTV" to the term sheet had loan-to-value ratios in excess of 80.00%, but no more than 100.00% at origination. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties.

Geographic Concentration

      The charts presented in the term sheet list the states with the highest concentrations of mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

      In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

o Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

o Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

o Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Hurricanes May Pose Special Risks

      During the late summer of 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The seller will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the seller will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal distributions on the Class A Certificates and Mezzanine Certificates. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring as a result of any other casualty event occurring after the closing date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

      The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the Class A Certificates or Mezzanine Certificates or impact the weighted average lives of such certificates.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

      The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted mortgage loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans. As a result, these mortgage loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

      Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower's credit experience.

      Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

      The originator or the seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the originator or seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this term sheet supplement.

High Cost Loans

      None of the mortgage loans are "High Cost Loans" within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See "Certain Legal Aspects of Residential Loans--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" in the base prospectus.

      In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

      Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase such mortgage loan from the trust.

      See  "Certain   Legal   Aspects  of   Residential   Loans--Anti-Deficiency
Legislation, Bankruptcy Laws and Other Limitations on Lenders" in the base prospectus.

The Certificates Are Obligations of the Trust Only

      The Class A Certificates and the Mezzanine Certificates will not represent an interest in or obligation of the depositor, the originator, the sponsor, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. None of the Class A Certificates, the Mezzanine Certificates or the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the originator, the sponsor, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Reserve Account will be the sole source of distributions on the Class A Certificates and the Mezzanine Certificates, and there will be no recourse to the depositor, the originator, the sponsor, the servicer, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided to the Class A Certificates and the Mezzanine Certificates.

The Interest Rate Swap Agreement and the Swap Provider

      Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in the term sheet to pay interest shortfalls and basis risk shortfalls, maintain the required level of overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds the rate set forth in the term sheet. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain the required level of overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the mortgage loans. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A Certificates and Mezzanine Certificates. In addition, any Swap Termination Payment payable to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

      Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

      To the extent that distributions on the Class A Certificates and Mezzanine Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement.

Lack of Liquidity

      The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Rights of Beneficial Owners May Be Limited by Book Entry System

      Ownership of the offered certificates will be registered electronically with the Depository Trust Company. The lack of physical certificates could:

o result in distribution delays on the offered certificates because the trust administrator will be sending distributions on the certificates to the Depository Trust Company instead of directly to you;

o     make  it  difficult  to  pledge  the  offered   certificates  if  physical
      certificates are required by the party demanding the pledge; and

o hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form.

Rights of the NIMS Insurer

      Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A Certificates and Mezzanine Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of servicer defaults or master servicer defaults and the right to direct the termination of the rights and obligations of the servicer or the master servicer under the pooling and servicing agreement in the event of a default by the servicer or the master servicer; (ii) the right to remove the trustee or the trust administrator or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer's consent will be required prior to, among other things, (i) the removal or replacement of the servicer, the master servicer, any successor servicer or successor master servicer, the trust administrator or the trustee,
(ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

      Investors in the offered certificates should note that:

o any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

o     the rights to be granted to the NIMS Insurer, if any, are extensive;

o the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer's rights;

o such NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

o there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Nature of the Mortgage Loans

      The mortgage loans in the trust were originated in accordance with the originator's underwriting guidelines described herein without regard to whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

      Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

      The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                           FORWARD LOOKING STATEMENTS

      We use certain forward looking statements herein. These forward looking statements are found in the material, including each of the tables, set forth under "Risk Factors". Forward looking statements are also found elsewhere herein and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date hereof. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      (1) economic conditions and industry competition;

      (2) political and/or social conditions; and

      (3) the law and government regulatory initiatives.

      We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                  DEFINED TERMS

      We define and use capitalized terms herein to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use herein under the caption "Glossary of Terms" herein.

                               THE MORTGAGE LOANS

      All of the Mortgage Loans will be secured by first or second mortgages or deeds of trust or other similar security instruments which create first or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

      The Mortgage Loans will generally consist of mortgages to subprime borrowers. A description of the underwriting standards used by the originator to originate the Mortgage Loans are set forth under "Underwriting Standards" below.

      The Mortgage Loans are subject to the "due-on-sale" provisions included therein which provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

      All of the Mortgage Loans were originated by WMC Mortgage Corporation ("WMC").

                             STATIC POOL INFORMATION

      The depositor will make available any material static pool information as required under the SEC's rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located at http://www.ubs.com/regulationab.

      The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                             UNDERWRITING STANDARDS

      The mortgage loans were originated or acquired by the originator in accordance with the underwriting guidelines established by it. The following is a general summary of the underwriting guidelines for WMC believed by the depositor to have been generally applied, with some variation, by WMC for the mortgage loans originated by it. This summary does not purport to be a complete description of the underwriting standards of the WMC or any other originator.

      WMC Mortgage Corp. is a mortgage banking company incorporated in the State of California. Established in 1955, WMC Mortgage Corp. has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC Mortgage Corp. historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC Mortgage Corp. sold its prime mortgage loan origination business in 1998 and originates prime mortgage loans only on a very limited basis. WMC Mortgage Corp. was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, GE Consumer Finance acquired WMC Finance Co.

      Until March 2000, WMC Mortgage Corp. originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMC Mortgage Corp. changed its business model to underwrite and process 100% of its loans on the Internet via "WMC Direct" resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMC Mortgage Corp.'s headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMC Mortgage Corp. also has nine (9) regional offices in Dallas, Texas, Orangeburg, New York, Costa Mesa, California, San Ramon, California, Woodland Hills, California, Jacksonville, Florida, Woburn Massachusetts, Schaumburg, Illinois, and Bellevue, Washington. WMC Mortgage Corp.'s originations come primarily through its broker relationships. As of February 15, 2006, WMC Mortgage Corp. had approximately 2309 employees, including approximately 600 business development representatives and associates who are responsible for recruiting and managing the independent broker network. In 2003, 2004 and 2005, WMC Mortgage Corp. originated $8,177,700,459, $19,127,701,750 and $31,794,995,806 of
non-prime mortgage loans, respectively, including loans acquired by WMC from correspondent lenders.

      WMC's Underwriting Standards

      The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC Mortgage Corp. (referred to herein as the Underwriting Guidelines) or (ii) purchased by WMC Mortgage Corp. after re-underwriting the mortgage loans generally in accordance with the Underwriting Guidelines. WMC Mortgage Corp. also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust as described herein. The Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC Mortgage Corp. may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio (referred to herein as "Debt Ratio"), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

      On July 15, 2005 WMC Mortgage Corp. launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio ("LTV") and Debt Ratio. WMC Select allows WMC Mortgage Corp. greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him.

      The mortgage loans in the trust will fall within the following documentation categories established by WMC Mortgage Corp.: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC Mortgage Corp. for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC Mortgage Corp. has established specific parameters for jumbo loans, which are designated in the Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC Mortgage Corp. sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

      Under the Underwriting Guidelines, WMC Mortgage Corp. verifies the loan applicant's eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The
Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC Mortgage Corp.-approved appraiser or by WMC Mortgage Corp.'s in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

      The Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans.

      All mortgage loans originated or purchased under the Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC Mortgage Corp. for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC Mortgage Corp.

      The Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC Mortgage Corp. obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC Mortgage Corp. generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4)
bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC Mortgage Corp. requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC Mortgage Corp. pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

      The general collateral requirements in the Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than "average." Deferred maintenance costs may generally not exceed $1,500. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

      The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

      WMC Mortgage Corp. requires that mortgage loans have title insurance (which can be a short form title insurance policy for some piggyback second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC Mortgage Corp. also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

      Risk Categories. Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC Mortgage Corp. for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50%and who satisfy other requirements as set forth in the Underwriting Guidelines. WMC Mortgage

Corp. sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

      Risk Category "AA".

      Maximum loan amount:

      o     $650,000   ($850,000   for  WMC  Select)  for  Full   Documentation,
            Full-Alternative    Documentation,    and   Limited    Documentation
            (owner-occupied mortgaged property);

      o     $550,000   ($850,000   for  WMC  Select)   for  Lite   Documentation
            (owner-occupied mortgaged property);

      o     $500,000  ($850,000 for WMC Select) for Stated Income  Documentation
            (Self-Employed)  and  Stated  Income   Documentation  (Wage  Earner)
            (owner-occupied mortgaged property);

      o     $550,000  ($700,000  for WMC  Select)  for  Full  Documentation  and
            Full-Alternative    Documentation    (non-owner-occupied   mortgaged
            property);

      o     $500,000  ($650,000  for  WMC  Select)  for  Limited   Documentation
            (non-owner-occupied mortgaged property);

      o     $450,000   ($650,000   for  WMC  Select)   for  Lite   Documentation
            (non-owner-occupied mortgaged property); and

      o $400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

      o     WMC  Select  is  not  available  for  non-owner-occupied   mortgaged
            properties under the Stated Income Documentation program.

      Mortgage payment history: No delinquency during the preceding 12 months.

      Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

      Notice of default ("NOD")/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

      Maximum LTV:

      o 100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied mortgaged property);

      o 100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied mortgaged property);

      o 100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied mortgaged property);

      o 95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

      o 95% for Stated Income Documentation (Self-Employed) and 80% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

      o     90%  for  Full  Documentation  and  Full-Alternative   Documentation
            (non-owner-occupied mortgaged property);

      o     85%  for   Limited   Documentation   (non-owner-occupied   mortgaged
            property); and

      o     80%  (85%  for  WMC   Select  for  Lite   Documentation)   for  Lite
            Documentation and Stated Income Documentation (Self-Employed).

      o Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

      o     WMC  Select  is  not  available  for  non-owner-occupied   mortgaged
            properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

      Risk Category "A".

      Maximum loan amount:

      o $650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

      o     $550,000   ($850,00  for  WMC  Select)  for  Limited   Documentation
            (owner-occupied mortgaged property);

      o     $500,000   ($850,000   for  WMC  Select)   for  Lite   Documentation
            (owner-occupied mortgaged property);

      o     $450,000  ($850,000 for WMC Select) for Stated Income  Documentation
            (Self-Employed)  and  Stated  Income   Documentation  (Wage  Earner)
            (owner-occupied mortgaged property);

      o     $375,000  ($650,000  for WMC  Select)  for  Full  Documentation  and
            Full-Alternative    Documentation    (non-owner-occupied   mortgaged
            property);

      o     $325,000  ($600,000  for  WMC  Select)  for  Limited   Documentation
            (non-owner-occupied mortgaged property);

      o     $300,000   ($600,000   for  WMC  Select)  for  Lite   Documentation,
            non-owner-occupied mortgaged property (non-owner-occupied mortgaged property); and

      o     $200,000   for   Stated   Income    Documentation    (Self-Employed)
            (non-owner-occupied mortgaged property).

      o Stated Income (Wage Earner) Documentation is not permitted for non-owner-occupied mortgaged property.

      Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

      Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

      NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

     Maximum LTV:

      o 95% (90% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

      o     90%   for   Lite   Documentation,    Stated   Income   Documentation
            (Self-Employed) (owner-occupied mortgaged property);

      o 80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o     85% for Full Documentation, Express Documentation,  Full-Alternative
            Documentation   and   Limited   Documentation    (non-owner-occupied
            mortgaged property);

      o     80% for Lite Documentation  (non-owner-occupied mortgaged property);
            and

      o     75%    for    Stated    Income     Documentation     (Self-Employed)
            (non-owner-occupied mortgaged property).

      o Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

      o     WMC  Select  is  not  available  for  non-owner-occupied   mortgaged
            properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 55% (50% for Stated Income Documentation).

      Risk Category "A-".

      Maximum loan amount:

      o     $650,000   ($550,000   for  WMC  Select)  for  Full   Documentation,
            Full-Alternative Documentation (owner-occupied mortgaged property);

      o     $475,000  ($550,000  for  WMC  Select)  for  Limited   Documentation
            (owner-occupied mortgaged property);

      o     $450,000   ($550,000   for  WMC  Select)   for  Lite   Documentation
            (owner-occupied mortgaged property);

      o     $400,000 for Stated Income Documentation  (Self-Employed) and Stated
            Income   Documentation  (Wage  Earner)   (owner-occupied   mortgaged
            property);

      o     $350,000  ($475,000  for WMC  Select)  for  Full  Documentation  and
            Full-Alternative    Documentation    (non-owner-occupied   mortgaged
            property);

      o     $325,000  ($425,000  for  WMC  Select)  for  Limited   Documentation
            (non-owner-occupied mortgaged property);

      o     $300,000   ($425,000   for  WMC  Select)   for  Lite   Documentation
            (non-owner-occupied mortgaged property); and

      o     $200,000   for   Stated   Income    Documentation    (Self-Employed)
            (non-owner-occupied mortgaged property).

      o     WMC  Select  is  not  available  for  non-owner-occupied   mortgaged
            properties under the Stated Income Documentation program.

      Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

      Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

      NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

      Maximum LTV:

      o 95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

      o 95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

      o 90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

      o 80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

      o 70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o     80%   (80%   for  WMC   Select   also)   for   Full   Documentation,
            Full-Alternative    Documentation    and    Limited    Documentation
            (non-owner-occupied mortgaged property);

      o     80%   (80%   for   WMC   Select   also)   for   Lite   Documentation
            (non-owner-occupied mortgaged property); and

      o     75%    for    Stated    Income     Documentation     (Self-Employed)
            (non-owner-occupied mortgaged property).

      o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

      o     WMC  Select  is  not  available  for  non-owner-occupied   mortgaged
            properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 50%.

      Risk Category "B+".

      Maximum loan amount:

      o $650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

      o     $425,000  ($525,000  for  WMC  Select)  for  Limited   Documentation
            (owner-occupied mortgaged property);

      o     $375,000   ($525,000   for  WMC  Select)   for  Lite   Documentation
            (owner-occupied mortgaged property);

      o $350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o     $300,000  ($525,000  for WMC  Select)  for  Full  Documentation  and
            Full-Alternative    Documentation    (non-owner-occupied   mortgaged
            property);

      o     $250,000  ($525,000  for  WMC  Select)  for  Limited   Documentation
            (non-owner-occupied mortgaged property);

      o     $225,000   ($525,000   for  WMC  Select)   for  Lite   Documentation
            (non-owner-occupied mortgaged property); and

      o     $200,000   for   Stated   Income    Documentation    (Self-Employed)
            (non-owner-occupied mortgaged property).

      o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

      o     WMC  Select  is  not  available  for  non-owner-occupied   mortgaged
            properties under the Stated Income Documentation program.

      Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

      Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

      NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

      Maximum LTV:

      o 90% (85% for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

      o 80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

      o 75% (75% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

      o 70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o     75%   (75%   for  WMC   Select   also)   for   Full   Documentation,
            Full-Alternative    Documentation    and    Limited    Documentation
            (non-owner-occupied mortgaged property);

      o 70% (75% for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

      o 65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

      o     WMC  Select  is  not  available  for  non-owner-occupied   mortgaged
            properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 50%.

      Risk Category "B".

      Maximum loan amount:

      o $500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

      o     $375,000  ($500,000  for  WMC  Select)  for  Limited   Documentation
            (owner-occupied mortgaged property);

      o     $350,000   ($500,000   for  WMC  Select)   for  Lite   Documentation
            (owner-occupied mortgaged property);

      o $335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

      o $275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

      o $225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

      o $200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

      o Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

      o     WMC  Select  is  not  available  for  non-owner-occupied   mortgaged
            properties under any documentation program.

      Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

      Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

      NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

      Maximum LTV:

      o 80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

      o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

      o     75%   for   Stated   Income   Documentation   (Self-Employed)   only
            (owner-occupied mortgaged property);

      o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

      o     65% for Lite Documentation (non-owner-occupied mortgaged property).

      o     Stated  Income  Documentation   (Self-Employed)  and  Stated  Income
            Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

      o     WMC  Select  is  not  available  for  non-owner-occupied   mortgaged
            properties under any documentation program.

      Maximum debt ratio: Limited to 50%.

      Risk Category "C".

      Maximum Loan Amount:

      o $500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

      o     $335,000 ($350,000 for WMC Select) for Limited  Documentation,  Lite
            Documentation  and  Stated  Income   Documentation   (Self-Employed)
            (owner-occupied mortgaged property);

      o $250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

      o     $200,000   for   Limited   Documentation   and  Lite   Documentation
            (non-owner-occupied mortgaged property).

      o     No   Stated   Income   Documentation   (Wage   Earner)   or   Stated
            Income/Verified   Assets  (Streamlined)   Documentation  program  is
            available for non-owner-occupied mortgaged property.

      Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day lates are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

      Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

      NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

      Maximum LTV:

      o 85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

      o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property),

      o 75% for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

      o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

      o     60% for Lite Documentation (non-owner-occupied mortgaged property).

      o     No   Stated   Income   Documentation   (Wage   Earner)   or   Stated
            Income/Verified   Assets  (Streamlined)   Documentation  program  is
            available for non-owner-occupied mortgaged property.

      o     WMC  Select  is  not  available  for  non-owner-occupied   mortgaged
            properties under any documentation program.

      Maximum debt ratio: Limited to 50%.

      The Underwriting Guidelines described above are a general summary of WMC Mortgage Corp.'s underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC Mortgage Corp.

             THE MASTER SERVICER, TRUST ADMINISTRATOR AND CUSTODIAN

      The information set forth in certain of the following paragraphs has been provided by the master servicer.

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as master servicer and trust administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

      Wells Fargo Bank will act as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Pooling and Servicing Agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, compare the results of such calculations to servicer loan-level reports and reconcile any discrepancies with the servicer. The master servicer will also review the servicing of defaulted mortgage loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against the defaulting servicer. In particular, upon the failure of the servicer to make a required Advance on a Mortgage Loan, the master servicer will be required to terminate the defaulting servicer and, subject to the rights of a servicing rights pledgee, to make such Advance to the extent that the master servicer determines such Advance is recoverable from subsequent payments or recoveries on the related Mortgage Loan. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

      Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

      Wells Fargo Bank will also act as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian of more than nine million files.

      Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the depositor or an affiliate of the depositor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

      Under the Pooling and Servicing Agreement, the trust administrator's material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trust administrator; (v) send a notice to holders of a class of certificates when the remaining Certificate Principal Balance of such class of certificates is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the trust and (vii) to communicate with investors and rating agencies with respect to the certificates. In performing the obligations set forth in clauses (iii) and (iv) above, the trust administrator will be able to rely on the monthly loan information provided to it by the servicer, and will perform all obligations set forth above solely to the extent described in the Pooling and Servicing Agreement.

      For a description of the limitations on the liability of the master servicer, see "Description of the Securities--Certain Matters Regarding the Master Servicer, the Depositor and the Trustee" in the base prospectus.

                                  THE SERVICER

      HomEq Servicing Corporation will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

      Servicing Experience.

      HomEq Servicing Corporation ("HomEq") is a nationwide consumer loan servicing company, primarily involved in mortgage loan servicing, with facilities in North Highlands, California, Raleigh, North Carolina and Boone, North Carolina. HomEq is a subsidiary of Wachovia Corporation, the fourth largest bank holding company in the United States with assets of $521 billion as of December 31, 2005.

      HomEq's residential sub-prime and alternative servicing operations are currently rated as "Strong" by S&P. Fitch has rated HomEq "RPS1" as a primary servicer of residential Alt-A and sub-prime products, and "RSS1" as a special servicer. Moody's has rated HomEq "SQ1" as a primary servicer of residential sub-prime mortgage loans. HomEq is an approved Freddie Mac and Fannie Mae servicer.

      HomEq and its predecessor have been servicing residential mortgage loans since 1967. At the end of 2002, HomEq began acquiring servicing from third parties, and currently a substantial majority of the loans in HomEq's servicing portfolio are serviced for third parties, including loans in over 70 residential mortgage-backed securities transactions. HomEq has serviced prime and non-prime mortgage loans and has experience acting as a special servicer performing collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

      Currently, substantially all of HomEq's servicing portfolio consists of non-prime mortgage loans, represented by fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. The following table reflects the size and composition of HomEq's servicing portfolio as of the end of each indicated period.

                     HomEq Mortgage Loan Servicing Portfolio
                    Servicing Portfolio Composition and Size
                          (Dollar Amounts in Thousands)

                                                      As of                 As of                As of                   As of
                                                December 31, 2005     December 31, 2004    December 31, 2003       December 31, 2002
                                                -----------------     -----------------    -----------------       -----------------
Product Type
  Fixed Rate 1st Lien ......................       $11,234,562           $15,826,596          $13,548,719             $11,441,853
  Fixed Rate 2nd Lien ......................         1,916,188             2,448,416            2,294,855               3,296,453
  ARM 1st Lien .............................        31,639,566            24,343,483            8,109,637               2,010,520
  Real Estate Owned (REO) ..................           434,584               190,081              160,334                 185,437
                                                   -----------           -----------          -----------             -----------
       Total ...............................        45,224,900            42,808,576           24,113,545              16,934,264
                                                   ===========           ===========          ===========             ===========

HomEq's Delinquency and Foreclosure Experience

      The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by HomEq at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date. HomEq's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by HomEq. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for HomEq's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

                     HomEq Mortgage Loan Servicing Portfolio
                         Delinquencies and Foreclosures

                          (Dollar Amounts in Thousands)

                                                  As of December 31, 2005
                                          --------------------------------------
                                                                      Percent by
                                          Number of      Principal    Principal
                                            Loans         Balance      Balance
                                          ---------     -----------   ----------
Current Loans ...................          265,153      $37,124,345     82.09%
                                          ---------     -----------     ------
Period of Delinquency
   30 to 59 days ................           26,380        3,446,717      7.62%
   60 to 89 days ................            8,885        1,204,065      2.66%
   90 days or more ..............            6,101          688,152      1.52%
                                          ---------     -----------    ------
Total Delinquencies .............           41,366        5,338,935     11.81%
                                          ---------     -----------    ------

Foreclosures ....................            9,674        1,255,477      2.78%
Bankruptcies ....................           13,092        1,071,560      2.37%
                                          ---------     -----------    ------
Total Foreclosures and
   Bankruptcies .................           22,766        2,327,037      5.15%
                                          ---------     -----------    ------

Real Estate Owned ...............            4,395          434,584      0.96%
                                          =========     ===========    ======
Total Portfolio .................          333,680      $45,224,900    100.00%
                                          =========     ===========    ======

                                                  As of December 31, 2004
                                          --------------------------------------
                                                                      Percent by
                                          Number of      Principal    Principal
                                            Loans         Balance      Balance
                                          ---------     -----------   ----------
Current Loans ...................          301,208      $37,671,124     88.00%
                                          ---------     -----------    ------
Period of Delinquency
   30 to 59 days ................           20,831        2,378,568      5.56%
   60 to 89 days ................            6,575          761,639      1.78%
   90 days or more ..............            3,285          324,419      0.76%
                                          ---------     -----------    ------
Total Delinquencies .............           30,691        3,464,625      8.09%
                                          ---------     -----------    ------

Foreclosures ....................            7,006          703,929      1.64%
Bankruptcies ....................           12,181          778,816      1.82%
                                          ---------     -----------    ------
Total Foreclosures and
   Bankruptcies .................           19,187        1,482,745      3.46%
                                          ---------     -----------    ------
Real Estate Owned ...............            2,528          190,081      0.44%
                                          =========     ===========    ======
Total Portfolio .................          353,614      $42,808,576    100.00%
                                          =========     ===========    ======

                                                  As of December 31, 2003
                                          --------------------------------------
                                                                      Percent by
                                          Number of      Principal    Principal
                                            Loans         Balance      Balance
                                          ---------     -----------   ----------
Current Loans ...................          234,635      $21,488,618     89.11%
                                          ---------     -----------    ------
Period of Delinquency
   30 to 59 days ................           13,709        1,029,985      4.27%
   60 to 89 days ................            3,838          276,720      1.15%
   90 days or more ..............            2,775          185,249      0.77%
                                          ---------     -----------    ------
Total Delinquencies .............           20,322        1,491,954      6.19%
                                          ---------     -----------    ------

Foreclosures ....................            5,101          363,205      1.51%
Bankruptcies ....................           11,322          609,434      2.53%
                                          ---------     -----------    ------
Total Foreclosures and
   Bankruptcies .................           16,423          972,639      4.03%
                                          ---------     -----------    ------
Real Estate Owned ...............            2,597          160,334      0.66%
                                          =========     ===========    ======
Total Portfolio .................          273,977      $24,113,545    100.00%
                                          =========     ===========    ======

HomEq's Policies and Procedures

      Upon the acquisition of servicing rights, HomEq coordinates with the prior servicer of the mortgage loans to achieve a transfer of servicing activities with minimal impact to mortgagors. The transfer and boarding process involves notifying the mortgagors of the servicing transfer, transferring electronic files containing loan set up information and a payment history, if applicable. In addition, loan documents are stored either in hard copy or electronically imaged form for future review and reference. All boarding activities are regularly reviewed to assure best practices are employed throughout the boarding process.

      Once a mortgage loan has been boarded, HomEq begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. HomEq's collections strategy is based on a predictive behavioral scoring system that enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. The predictive behavioral scoring system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of HomEq as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate customer service or collections representative.

      In the event collection efforts are not successful, HomEq determines whether foreclosure proceedings are appropriate. HomEq considers a number of factors, including the related mortgagor's payment history, such mortgagor's ability and willingness to pay, the condition and occupancy of the related property, the lien position of the mortgage loan and the amount of equity in the property. HomEq also considers the costs associated with taking possession, interest and expense carry, repairs and marketing. Unless impractical, HomEq seeks to reduce the cycle time and loss severity of foreclosure actions in a manner that meets or exceeds published Fannie Mae timelines.

      If a borrower goes into bankruptcy, HomEq will pursue appropriate steps to process the case quickly in an effort to increase monthly cash flows and reduce loss severity, duration and servicing costs. HomEq maintains internal controls to monitor the status of all bankruptcies, whether handled internally or through a multi-state network of attorneys specializing in bankruptcy proceedings in the state of the mortgaged property. HomEq utilizes electronic notifications and case management tools in connection with its bankruptcy account management.

      When HomEq acquires title to a mortgaged property through foreclosure proceedings, it utilizes the services of its affiliate, Horizon Management Services, Inc. ("Horizon"), a wholly owned subsidiary of Wachovia Bank, N.A., which specializes in REO management services. Horizon ascertains property occupancy, obtains appraisals and broker price opinions, determines property condition and whether the costs necessary to preserve or enhance property marketability are justified, lists the property for sale and oversees the final disposition of the property. HomEq electronically monitors these activities performed by Horizon.

      HomEq provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. HomEq conducts the initial and annual escrow analysis functions internally. HomEq monitors escrow activities on an ongoing basis.

      There have been no material changes in HomEq's servicing policies and procedures during the past three years.

Prior Securitizations

      During the three years preceding the date of this prospectus supplement, HomEq has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger. During such time, HomEq also neither has failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material noncompliance with the servicing criteria applicable to any such securitization.

                      THE POOLING AND SERVICING AGREEMENT

General

      The certificates will be issued pursuant to the Pooling and Servicing Agreement. The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, (vi) the Net WAC Rate Carryover Reserve Account, (vii) the right to any payments made to the trust pursuant to the Interest Rate Cap Agreement and (viii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account.

      The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under "Risk Factors--Rights of the NIMS Insurer" in this term sheet supplement.

Assignment of the Mortgage Loans

      On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trust administrator pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the Cut-off Date Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

      The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee's agent for such purpose) the mortgage notes endorsed in blank or to the trustee on behalf of the certificateholders and the other related documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator. The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded as set forth in the Pooling and Servicing Agreement.

      Within 45 days of the closing date, the trustee, or a custodian on its behalf, will review the Mortgage Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or other related document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller or the originator, as applicable, by the trustee, or a custodian on its behalf, the seller or the originator, as applicable, will be obligated to either (i) substitute for such Mortgage Loan a qualified substitute mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at the Purchase Price. The Purchase Price will be required to be remitted to the master servicer for deposit in the Distribution Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the seller or the originator to repurchase or substitute for a Deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and other related documents available to the trustee or the certificateholders.

      In connection with the substitution of a qualified substitute mortgage loan, the seller or the originator, as applicable will be required to remit to the servicer for deposit in the custodial account on or prior to the next succeeding Determination Date after such obligation arises the Substitution Adjustment Amount.

      Pursuant to the Originator Master Agreements (as assigned to the depositor pursuant to the Assignment Agreements and to the trustee pursuant to the Pooling and Servicing Agreement), the originator made certain representations and warranties as to the accuracy in all material respects of certain information with respect to each Mortgage Loan (e.g., the Mortgage Rate). In addition, pursuant to the Originator Master Agreements, the originator represented and warranted that, among other things: each Mortgage Loan complied, at the time of origination, in all material respects with applicable federal, state and local laws. Pursuant to the Assignment Agreements and the Mortgage Loan Purchase Agreement, the seller will make certain additional representations and warranties regarding the Mortgage Loans. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and other related documents, the discovering party will promptly notify the servicer and the trustee will enforce the obligations of the originator or the seller, as applicable, under the Originator Master Agreement or the related Assignment Agreement or the Mortgage Loan Purchase Agreement to effect a cure by either (i) as permitted pursuant to the Originator Master Agreement (in the case of an originator) or pursuant to the Pooling and Servicing Agreement (in the case of the seller), as applicable, substituting for such Deleted Mortgage Loan a qualified substitute mortgage loan or (ii) repurchasing such Deleted Mortgage Loan from the trust at a price generally equal to the Purchase Price, in each case to the extent set forth in the Originator Master Agreement or Pooling and Servicing Agreement, as applicable. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Originator Master Agreement or the related Assignment Agreement or the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders. Notwithstanding the foregoing, to the extent of a breach by the originator or the seller of any representation, warranty or covenant in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the certificateholders, the trustee will first request that the originator cure such breach or repurchase such Mortgage Loan and if the originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the trustee, the trustee will then request that the seller cure such breach or repurchase such Mortgage Loan.

      Pursuant to the Pooling and Servicing Agreement, the servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

      The servicer will establish and maintain a collection account for the benefit of the certificateholders. Upon receipt by the servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the servicer will deposit such amounts in the collection account for remittance to the trust administrator on the Remittance Date. Amounts on deposit in the collection account may be invested in permitted investments maturing on or before the business day prior to the related Remittance Date. The trust administrator will establish an account (the "Distribution Account") into which will be deposited amounts remitted from the servicer for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. Amounts on deposit in the Distribution Account may be invested in permitted investments maturing on or before the business day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the trust administrator or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date.

Advances

      Subject to the following limitations, the servicer will be obligated to advance or cause to be advanced to the master servicer on or before each Remittance Date from (i) its own funds, (ii) funds in the collection account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), all Advances for such Distribution Date.

      Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on the related Mortgage Loan as to which such Advances were made. With respect to any balloon mortgage loans, neither the servicer nor the master servicer will make any advances covering the balloon payment. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the servicer's obligation to make Advances as to any Mortgage Loan will continue through the last scheduled payment due prior to the payment in full or until the recovery of all liquidation proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the Mortgage Loan. Failure by the servicer to remit any required Advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement, would constitute an event of default under the Pooling and Servicing Agreement. Such event of default will then obligate the master servicer, as successor servicer (subject to a determination of recoverability) to advance such amounts to the extent provided in the Pooling and Servicing Agreement.

      All Advances will be reimbursable to the servicer or the master servicer, as applicable, from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the servicer or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicer or the master servicer, as applicable, from general funds in the collection account or the distribution account. The master servicer may reimburse the servicer or recover from amounts in the distribution account the amount of any Advance that remains unreimbursed to the servicer or the master servicer, as applicable, from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the trust administrator for distribution on the certificates.

      In the course of performing its servicing obligations, the servicer (or if the servicer fails in such obligation, the master servicer, as successor servicer) will also make Servicing Advances. The servicer's or the master servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the servicer or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicer or the master servicer, as applicable, from general funds in the collection account or the distribution account with regard to the master servicer and the collection account with regard to the servicer.

Servicing and Other Compensation and Payment of Expenses

      The principal compensation to be paid to the servicer in respect of its servicing activities will be the Servicing Fee which will accrue at the Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees, Prepayment Interest Excess and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any servicing accounts. The servicer is obligated to deposit into the collection account and remit to the master servicer any Compensating Interest but only in an amount up to its Servicing Fee for the related Distribution Date, provided however, the servicer is not obligated to cover any Prepayment Interest Shortfall due to prepayments occurring from March 1, 2006 through March 15, 2006. In the event that the servicer fails to pay Compensating Interest required to be paid by it on any Distribution Date, the master servicer as successor servicer will be required to pay such unpaid amount, but only to the extent set forth in the Pooling and Servicing Agreement.

      The principal compensation to be paid to the master servicer in respect of its master servicing activities under the Pooling and Servicing Agreement will be equal to the investment income on funds in the distribution account.

Events of Default and Removal of Servicer or Master Servicer

      The circumstances under which the servicer or master servicer may be removed are set forth under "Description of the Securities--Events of Default" in the base prospectus.

      In the event of a servicer event of default, the master servicer (or a successor servicer selected by the master servicer) will become the successor servicer under the Pooling and Servicing Agreement and in the event of an Event of Default regarding the master servicer, the trustee will become the successor master servicer under the Pooling and Servicing Agreement (or, the trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in the Pooling and Servicing Agreement). The master servicer, in its capacity as successor servicer, immediately will assume all of the obligations of the servicer to make Advances. As compensation therefor, the master servicer (or such other successor servicer) will be entitled to such compensation as the servicer would have been entitled to under the Pooling and Servicing Agreement if no such notice of termination had been given.

      Subject to the terms of the Pooling and Servicing Agreement, the trustee or trust administrator will be required to notify certificateholders and the rating agencies of any event of a default by the servicer or master servicer actually known to a responsible officer of the trustee or trust administrator, and of the appointment of any successor servicer or master servicer.

      All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor servicer or master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor servicer or master servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer or master servicer or the trustee (in which case the successor servicer, master servicer or the trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the trust).

Limitations on Liability and Indemnification of the Trustee and the Trust Administrator

      The Pooling and Servicing Agreement will provide that the trustee and the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party's agents and counsel, in the ordinary course of such party's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the master servicer's or servicer's obligations and duties under the Pooling and Servicing Agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the master servicer or the servicer under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the Pooling and Servicing Agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations under the Pooling and Servicing Agreement with respect to REMIC administration. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders.

      For a description of the limitations on the liability of the trustee and the trust administrator, see "Description of the Securities--Certain Matters Regarding the Master Servicer, the Depositor and the Trustee" in the base prospectus.

Removal of the Trustee and the Trust Administrator

      If at any time the trustee or trust administrator becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the depositor or the NIMS Insurer, if any, or if at any time the trustee or trust administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the respective property of the trustee or trust administrator is appointed, or any public officer takes charge or control of the trustee or trust administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor or the NIMS Insurer, if any, may remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument, in duplicate, which instrument will be delivered to the removed trustee or trust administrator, as applicable, and to the successor trustee or trust administrator. A copy of such instrument will be delivered to the certificateholders and the master servicer by the depositor.

      The certificateholders entitled to at least 51% of the voting rights or the NIMS Insurer, if any, upon failure of the trustee or trust administrator to perform its obligations may at any time remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee or trust administrator, as applicable, and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders and the master servicer by the depositor.

      Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the trustee or trust administrator may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the trustee or trust administrator and appointment of a successor trustee or trust administrator will not become effective until acceptance of appointment by the successor trustee or trust administrator.

The Credit Risk Manager

      Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation, will act as the trust's representative in advising the servicer regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and reporting to the depositor on the performance of such Mortgage Loans and the collection of any prepayment charges with respect to the Mortgage Loans. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicer and/or the master servicer in performing its advisory and monitoring functions.

      The credit risk manager will be entitled to receive the Credit Risk Manager Fee until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.

Voting Rights

      At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment of the Pooling and Servicing Agreement

      The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer, the master servicer, the trust administrator and the trustee with the consent of the NIMS Insurer, if any, and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect,
(ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

      The Pooling and Servicing Agreement may also be amended from time to time by the depositor, the servicer, the master servicer, the trust administrator, the NIMS Insurer and the trustee with the consent of the NIMS Insurer and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders.

      None of the depositor, the master servicer, the trust administrator nor the trustee may enter into an amendment of the Pooling and Servicing Agreement that would significantly change the permitted activities of the Trust without the consent of the NIMS Insurer, if any, and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates. Promptly after the execution of any amendment the Trustee will furnish a copy of such amendment to each certificateholder.

Evidence as to Compliance

      The servicer is required to deliver to the depositor, the master servicer and the rating agencies in March of each year, starting in March 2007, an officer's certificate stating that (i) a review of the servicer's activities during the reporting period and of its performance under the Pooling and Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

      In addition, notwithstanding anything in the base prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that in March of each year, starting in March 2007, each party participating in the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

      The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

      The majority holder of the Class CE Certificates (so long as such holder is not the seller or an affiliate of the seller) or, if such majority holder fails to exercise such option, the servicer will have the right to purchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. To the extent that the majority holder of the Class CE Certificates (so long as such holder is not the seller or an affiliate of the seller) or the servicer fails to exercise such option, the NIMs Insurer, if any, will have the right to purchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. In addition, the master servicer may purchase all of the Mortgage Loans and any REO Properties and retire the certificates when the aggregate current principal balance of Mortgage Loans and any REO Properties is equal to or less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date. In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees or Administration Fees allocable to such Mortgage Loans and REO Properties and any other amounts owed to the servicer, the master servicer, the trust administrator or the trustee under the Pooling and Servicing Agreement, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire, the note balance of the notes issued pursuant to any indenture which are secured by all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates and any amounts owed to the NIMS Insurer, if any, at the time the option is exercised. In the event the servicer or the master servicer exercises this option, the portion of the purchase price allocable to the Class A Certificates and the Mezzanine Certificates will be, to the extent of available funds:

      (i) 100% of the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, plus

      (ii) interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates at the then applicable Pass-Through Rate for the class, plus

      (iii) any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and the Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (distributable from the Net WAC Rate Carryover Reserve Account), plus

      (iv) in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

      The servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan,
(ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would maximize the proceeds for the trust on such Mortgage Loan. However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

                         FEDERAL INCOME TAX CONSEQUENCES

      One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Supplemental Interest Trust, any Servicer Prepayment Charge Payment Amounts and the Interest Rate Swap Agreement) as a REMIC for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Code.

      For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the trust and (ii) the Class A Certificates, the Mezzanine Certificates, the Class CE Certificates (exclusive of any right of the holder of such Certificates to receive payments from or obligation to make payments to the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount or the Swap Account) and the Class P Certificates will represent the "regular interests" in, and generally will be treated as debt instruments of, a REMIC. See "Federal Income Tax Consequences--REMICs" in the base prospectus.

      For federal income tax reporting purposes, the Class A Certificates and the Mezzanine Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the prepayment assumption set forth under "Prepayment and Yield Considerations" in this free writing prospectus. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs" in the base prospectus.

      The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the Internal Revenue Service could assert that the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

      It appears that a reasonable method of reporting original issue discount with respect to the offered certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the base prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax Consequences--REMICs" in the base prospectus.

      Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs" in the base prospectus.

      Each holder of a Class A Certificate and a Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount and the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement are not assets of any REMIC. The REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate may exceed the actual amount of distributions on the Class A Certificate or Mezzanine Certificate.

      The treatment of amounts received by a holder of a Class A Certificate and a Mezzanine Certificate under such holder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A Certificate and a Mezzanine Certificate must allocate its purchase price for such certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust administrator will, as required, treat payments made to the holders of the Class A Certificates and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts.

The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the trust administrator may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value. The value of such amount may be obtained from the trust administrator upon request to the extent it is provided to the trust administrator by the underwriters. Under the REMIC regulations, the trust administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trust administrator's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the notional principal contract regulations.

      Any payments made to a beneficial owner of a Class A Certificate or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A Certificate or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

      Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A Certificate or Mezzanine Certificate may have income that exceeds cash distributions on the Class A Certificate or Mezzanine Certificate, in any period and over the term of the Class A Certificate or Mezzanine Certificate. As a result, the Class A Certificate or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

      Upon the sale of a Class A Certificate or a Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the notional principal contract regulations allocable to the related Class A Certificate or Mezzanine Certificate, as the case may be. A holder of an offered certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to
(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

      Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Carryover Amount. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

      The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in
Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

      Because the Net WAC Rate Carryover Amount is treated as a separate right of the Class A Certificates and Mezzanine Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

      It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iv) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement or (v) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the offered certificates. The responsibility for filing annual federal information returns and other reports will be borne by the trust administrator. See "Federal Income Tax Consequences--REMICs" in the base prospectus.

      For further  information  regarding the federal income tax consequences of
investing   in   the   offered    certificates,    see   "Federal   Income   Tax
Consequences--REMICs" in the base prospectus.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such offered certificates.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the base prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

      The U.S. Department of Labor has granted to UBS Securities LLC an administrative exemption (Prohibited Transaction Exemption, or PTE, 91-22, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the base prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least "BBB-" or its equivalent, as more fully described in "ERISA Considerations" in the base prospectus.

      For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental
Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

      Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Moody's or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTE 95 60, and
(3) the conditions in Sections I and III of PTE 95 60 have been satisfied.

      Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

      If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the trust administrator, the master servicer, the servicer and any the NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      None of the Certificates will constitute "mortgage related securities" for purposes of SMMEA.

      The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the base prospectus.

                                GLOSSARY OF TERMS

      The "Adjustment Date" with respect to each Mortgage Loan is the date on which the Mortgage Rate of the Mortgage Loan changes pursuant to the related mortgage note.

      An "Advance" with respect to any Distribution Date is an amount remitted by the servicer under the Pooling and Servicing Agreement equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than with respect to balloon payments, and that were delinquent on the business day immediately prior to the related Determination Date, unless determined to be nonrecoverable and, with respect to balloon loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan, unless determined to be nonrecoverable.

      An "Allocated Realized Loss Amount" with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Mezzanine Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unreimbursed from previous Distribution Dates minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

      The "Closing Date" means March 29, 2006.

      "Compensating Interest" for any Distribution Date is an amount, not to exceed the lesser of (x) the aggregate of the Prepayment Interest Shortfall, if any, after netting the aggregate Prepayment Interest Excess, if any, for such Distribution Date and (y) the Servicing Fee for such Distribution Date, remitted by the servicer to the master servicer in respect of any Prepayment Interest Shortfall.

      "Credit Risk Manager Fee Rate" is .0125% per annum.

      The "Cut-off Date" means March 1, 2006.

      The "Cut-off Date Principal Balance" is the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

      A "Deleted Mortgage Loan" is a Mortgage Loans replaced or to be replaced by a Qualified Substitute Mortgage Loan.

      The "Determination Date" with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the business day immediately preceding such 15th day.

      The "Distribution Date" means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in April 2006.

      The "Due Date" with respect to each Mortgage Loan is the date on which the scheduled payment is due each month.

      The "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

      The "Gross Margin" with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note that is added to the Index on each Adjustment Date.

      The "Homeownership Act" means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

      The "Index" with respect to each adjustable-rate Mortgage Loan is Six-Month LIBOR.

      The "Initial Periodic Rate Cap" with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may decrease or increase on the first Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

      "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

      The "Maximum Mortgage Rate" with respect to each adjustable-rate Mortgage Loan is the specified maximum Mortgage Rate over the life of such Mortgage Loan.

      The "Minimum Mortgage Rate" means, with respect to each adjustable-rate Mortgage Loan is the specified minimum Mortgage Rate over the life of such Mortgage Loan.

      A "Mortgage Loan" is any of the Mortgage Loans included in the trust.

      The "Mortgage Pool" means the pool of Mortgage Loans included in the trust.

      The "Mortgage Rate" is the adjustable-rate calculated as specified under the terms of the related mortgage note.

      A "Mortgaged Property" is the property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

      The "Net WAC Rate Carryover Reserve Account" means an account established under the Pooling and Servicing Agreement from which distributions in respect of Net WAC Rate Carryover Amounts on the certificates will be made.

      The "Net WAC Rate Carryover Amount" for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period.

      A "NIMS Insurer Default" means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

      The "Periodic Rate Cap" with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease on the Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

      A "Plan" means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

      The "Pool Balance" as of any date is equal to the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool.

      The "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of March 1, 2006, among the depositor, the servicer, the master servicer, the trust administrator and the trustee.

      "Prepayment Interest Excess" means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment in full that was applied during the portion of the related Prepayment Period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last day of the related Prepayment Period, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

      A "Prepayment Interest Shortfall" means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment that was applied during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

      The "Prepayment Period" for any Distribution Date is the period commencing on the 16th day of the calendar month preceding the related Distribution Date (and in the case of the first Distribution Date, commencing on March 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs for prepayments in full and the calendar month preceding the month in which such Distribution Date occurs for any partial prepayment.

      The "Principal Balance" of any Mortgage Loan as of any date is an amount equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan.

      The "Purchase Price" with respect to any Mortgage Loan that is purchased by the seller is a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicer, plus any costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law. With respect to any Mortgage Loan that is purchased by the originator, the amount set forth in the Originator Master Agreement.

      A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by the seller originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced;
(viii) be of the same or better credit quality as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

      The "Relief Act" means the Servicemembers Civil Relief Act.

      The "Remittance Date" with respect to any Distribution Date, by 1:00 p.m. New York time on the 18th business day in which such Distribution Date occurs, and if not a business day, the immediately following business day.

      An  "REO   Property"   is  a   property   acquired   on   behalf   of  the
certificateholders in respect of a defaulted Mortgage Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

      A "Servicing Advance" with respect to any Distribution Date is an amount remitted by the servicer equal to all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any administrative, enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement.

      The "Servicing Fee" with respect to any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate (without regards to the words "per annum" in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

      The "Servicing Fee Rate" is 0.500% per annum.

      "Six-Month LIBOR" means the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

      The "Substitution Adjustment Amount" with respect to any Mortgage Loan that is purchased by the seller is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

      A "Swap Provider Trigger Event" means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

      The "Swap Termination Payment" means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.